                                                                   EXHIBIT 10.16

===============================================================================

                            REIMBURSEMENT AGREEMENT

                                    between

                        ASSISTED LIVING CONCEPTS, INC.,
                             a Nevada corporation

                                      and

                        U.S. BANK NATIONAL ASSOCIATION

                           dated as of July 1, 1998

============================================================================

 $12,690,000 OHIO HOUSING FINANCE AGENCY VARIABLE RATE DEMAND HOUSING REVENUE
                                    BONDS,
           (ASSISTED LIVING CONCEPTS, INC. PROJECT), 1998 SERIES A-1
                                      AND
                     $530,000 OHIO HOUSING FINANCE AGENCY
                 TAXABLE VARIABLE RATE DEMAND HOUSING REVENUE
       BONDS, (ASSISTED LIVING CONCEPTS, INC. PROJECT), 1998 SERIES A-2

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Definitions................................................  1

                                  ARTICLE II
                         ISSUANCE OF LETTER OF CREDIT

SECTION 2.01.  Issuance of the Letter of Credit...........................  10
SECTION 2.02.  Termination of Letter of Credit; Alternate Letter of
               Credit; Extension..........................................  10
SECTION 2.03.  Increase or Reduction of Stated Amount and Reinstatement...  11

                                  ARTICLE III
                     REIMBURSEMENT OBLIGATION AND INTEREST

SECTION 3.01.  Reimbursement Obligations..................................  11
SECTION 3.02.  Reimbursement and Loans....................................  12
SECTION 3.03.  Manner, Method, Place and Time of Payment..................  14
SECTION 3.04.  Obligation to Pay Unconditional............................  14
SECTION 3.05.  Evidence of Debt...........................................  15

                                   ARTICLE IV
                                 OTHER PAYMENTS

SECTION 4.01.  Letter of Credit Issuance, Annual and Agency Fees..........  15
SECTION 4.02.  Intentionally deleted......................................  15
SECTION 4.03.  Other Fees.................................................  15
SECTION 4.04.  Increased Costs............................................  16
SECTION 4.05.  Payment of Expenses and Fees; Applicability................  17
SECTION 4.06.  Calculations; Default Interest; Compounded Interest........  17

                                   ARTICLE V
                                  CONDITIONS

SECTION 5.01.  Conditions Precedent to Issuance of Letter of Credit.......  18

                                  ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.  Representations, Warranties and Covenants of the Borrower..  21

                                  ARTICLE VII
                               FURTHER COVENANTS

SECTION 7.01.  Covenants................................................  27
SECTION 7.02.  Conditions Precedent to Disbursements of Bond Proceeds...  36
SECTION 7.03.  Assignment/Miscellaneous.................................  39


                                 ARTICLE VIII
                               EVENTS OF DEFAULT

SECTION 8.01.  Events of Default; Acceleration and Remedies.............  39

                                  ARTICLE IX
                                   SECURITY

SECTION 9.01.  Funds, Accounts and Security Agreement...................  42
SECTION 9.02.  Funding and Maintaining the Funds........................  43
SECTION 9.03.  Interest of Bank and Owners of Bonds.....................  43
SECTION 9.04.  Transfers and Other Liens................................  43
SECTION 9.05.  Priority Of Payment; Application of Sums Upon Notice of
               Default..................................................  43
SECTION 9.06.  Acknowledgment Regarding Funds and Accounts..............  44

                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.01. Amendments, Etc..........................................  44
SECTION 10.02. Notices, Etc.............................................  44
SECTION 10.03. No Waiver; Remedies......................................  45
SECTION 10.04. Accounting Terms.........................................  45
SECTION 10.05. Partial Release..........................................  45
SECTION 10.06. Security Costs, Expenses and Taxes.......................  47
SECTION 10.07. Binding Effect; Assignment...............................  47
SECTION 10.08. Governing Law............................................  47
SECTION 10.09. Entire Agreement.........................................  47
SECTION 10.10. Jury Waiver..............................................  48
SECTION 10.11. Securities Law...........................................  48
SECTION 10.12. Subrogation..............................................  48
SECTION 10.13. Survival of Representations and Warranties...............  49
SECTION 10.14. Washington State Notice..................................  49

                                    Exhibits
                                    --------

Exhibit A       Letter of Credit
Exhibits B-1    Legal Descriptions
 through B-7
Exhibit C       Permitted Liens
Exhibit D-1     Mandatory Debt Service Payment Schedule
Exhibit D-2     Notice to Trustee Re Optional Redemption of Bonds
Exhibit E       Pending Litigation
Exhibit F       Project Budget

                            REIMBURSEMENT AGREEMENT

     REIMBURSEMENT AGREEMENT, dated as of July 1, 1998, between Assisted Living Concepts, Inc., a Nevada corporation (the "Borrower") and U.S. Bank National Association, as agent for the banks (the "Bank").

     WHEREAS, the Ohio Housing Finance Agency ("Issuer") intends to issue and sell $12,690,000 aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-1 (the "Tax-Exempt Bonds") and $530,000 aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds, (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Bonds") issued pursuant to that certain Indenture of Trust ("Indenture") dated as of July 1, 1998 between the Issuer and PNC Bank, National Association, as Trustee; and

     WHEREAS, in order to secure payment when due of the principal of and interest on the Bonds, the Borrower has requested the Bank to issue an unconditional irrevocable letter of credit substantially in the form of Exhibit A, which exhibit (with Annexes A through G) is attached and incorporated herein by this reference (the "Letter of Credit"), in the principal amount of THIRTEEN MILLION TWO HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($13,220,000) plus an interest component of TWO HUNDRED SIXTY THOUSAND SEVEN HUNDRED SEVENTY NINE AND NO/100 DOLLARS ($260,779). The sum of the principal and interest components of the Letter of Credit, as reduced and reinstated pursuant to the terms thereof, is hereafter referred to as the "Stated Amount".

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce the Bank to issue the Letter of Credit, the Borrower and the Bank hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01.  Definitions. Terms defined above shall have the meanings
                    -----------
set forth above and the following terms shall have the following meanings. Any term capitalized but not defined herein shall have the same meaning as ascribed to it in the Indenture.

     "Affiliate" means any person or entity related to, owned by, in common ownership with, or affiliated with, a person or entity that is a parent company or constituting a shareholder or member of Borrower or in which Borrower has or holds an equity or other interest.

     "Agency Agreement" means the agreement entitled "Agency Agreement" dated as of July 1, 1998, among the Bank and its Collateral Agents (as defined therein).

     "Agent" means U.S. Bank National Association in its capacity as agent for itself and the Participants under this Agreement, and any successor agent thereafter appointed.

     "Agreement" means this Reimbursement Agreement, as the same may from time to time be amended, supplemented or modified.

     "Alternate Letter of Credit" means any substitute letter of credit meeting the requirements of Section 310 of the Indenture.

     "Assignment of Leases" means, individually and collectively, the Assignments of Leases and Cash Collateral dated as of July 1, 1998 whereunder the Borrower is the assignor and the Bank is assignee with respect to each Project, as amended or modified from time to time.

     "Bank" means U.S. Bank National Association and each Participant, whether now or hereafter existing.

     "Bond" or "Bonds" means any one or more of the Bonds authorized, authenticated and delivered pursuant to the Indenture.

     "Borrower" means Assisted Living Concepts, Inc., a Nevada corporation.

     "Business Day" means any day other than (i) a Saturday, Sunday or legal holiday, (ii) a day on which commercial banks in New York, New York, are authorized or obligated by law or executive order to close (but only prior to the Fixed Rate Conversion Date); (iii) a day on which commercial banks in the city or cities in which are located the corporate trust office of the Trustee and the office of the Bank in the United States at which demands for payment under the Letter of Credit are to be presented are authorized or required by law or executive order to close; (iv) a day on which the New York Stock Exchange is closed; or (v) a day on which the commercial banks in Seattle, Washington are closed.

     "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligation, determined in accordance with GAAP (including such Statement No. 13).

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax statute or code. Any reference to a provision of the Code shall include the applicable Department of Treasury regulations.

     "Contingent Obligation" means, with respect to any Person, any guarantee of Indebtedness or any other obligation of any other Person or any assurance with respect to the financial condition of any other Person, whether direct, indirect or contingent, including, without limitation, any purchase or repurchase agreement or keep-well, take-or-pay, through-put or other arrangement of whatever nature having the effect of assuring or holding harmless any Person against loss with respect to any obligation of such other Person; provided,
                                                                  ---------
however, that the term
- -------

"Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person subject to such obligation.

     "Contractual Obligation" means, with respect to any Person, any provision of any security interest of any nature issued, granted or transferred by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is or purports to be bound.

     "Convertible Subordinated Debentures" means (a) $20,000,000 aggregate principal amount of the Borrower's 7% Convertible Subordinated Debentures dated August 15, 1995 and due August 15, 2005 (the "7% Debentures"), which 7% Debentures are convertible at or prior to maturity, unless previously redeemed, at a conversion price of $7.50 per share, subject to adjustments therein set forth, and which are subject to redemption, as a whole or in part, at any time or from time to time commencing July 31, 1998 at the Borrower's election, of which $6,100,000 of the 7% Debentures were converted to 811,332 shares of the Borrower's common stock in September, 1996, and (b) $86,300,000 aggregate principal amount of the Borrower's 6% Convertible Subordinated Debentures dated October, 1997 and due November, 2002 (the "6% Debentures") which 6% Debentures are convertible at or prior to maturity, unless previously redeemed, at a conversion price of $22.57 per share, subject to adjustments therein set forth, and which are subject to redemption, at a whole or in part, at any time or from time to time commencing November 15, 2000.

     "Date of Issuance" means July 17, 1998, the date the Letter of Credit is issued by the Bank.

     "Default" or "Event of Default" has the meaning set forth in Section 8.01 hereof.

     "Drawings" include:

     "A Drawing (Interest)" or "A Drawing" means a drawing under the Letter of Credit to make an interest payment on Bonds (except Pledged Bonds) due on an Interest Payment Date, other than on Bonds being paid or purchased on such date.

     "B Drawing (Redemption)" or "B Drawing" means a drawing on the Letter of Credit to pay the principal amount of any Bonds being redeemed pursuant to
Section 602 of the Indenture together with accrued but unpaid interest thereon.

     "C Drawing (Purchase)" or "C Drawing" means a drawing on the Letter of Credit to pay all or any portion of the purchase price of the Bonds (except Pledged Bonds) purchased pursuant to Section 404 of the Indenture or upon the Fixed Rate Conversion Date corresponding to the principal amount of Bonds being purchased and accrued and unpaid interest thereon.

     "Environmental Law" means any federal, state or local law, statute, ordinance or regulations pertaining to health, Medical Products, Hazardous Substances, industrial hygiene or the environmental conditions on, under or about any of the real properties constituting the Project, including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., as amended, Comprehensive Environmental Response,
             -- ---
Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as
                                                                ------
amended by the Superfund Amendments and Reauthorization Act of 1986, Hazardous Materials Transportation Control Act, 49 U.S.C. Section 1801 et seq., the Toxic
                                                             ------
Substance Control Act, 15 U.S.C. Section 2601 et seq., Federal Water Pollution
                                              -- ---
Control Act, Federal Water Act of 1977, 93 U.S.C. Section 1251 et seq., Federal
                                                               -- ---
Insecticide, Fungicide and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 2601 et seq., Federal Safe Drinking Water Act, 42 U.S.C. Section
                    -- ---
300f et seq. and in the regulations promulgated pursuant to said laws.
     ------

     "Environmental Indemnity Agreement" means that certain agreement dated as of July 1, 1998 executed by the Borrower in favor of the Bank with respect to each Project, as amended from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Fixed Rate" means the interest rate per annum borne by the Bonds from and after the Fixed Rate Conversion Date, determined by the Remarketing Agent in accordance with Section 202(g) of the Indenture.

     "Fixed Rate Conversion Date" means the effective date of a change in the interest rate borne by the Bonds to the Fixed Rate from a Daily Rate or a Weekly Rate as defined in the Indenture.

     "FLSA" means the Fair Labor Standards Act of 1938, as amended from time to time, and the regulations promulgated pursuant thereto.

     "Funds" means any one or more of the separate special trust funds created under Article III of the Indenture and any other fund or account created thereunder, any supplemental indenture (excluding the Costs of Issuance Fund, the Rebate Fund or the Administration Fund held under the Indenture, together with any monies collected pursuant to indemnification of the Issuer or Trustee) or any Related Document which is or hereafter becomes available for the payment of principal or interest on Bonds or to pay any sum due or to become due from the Borrower to the Bank.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by the Borrower.

     "Governmental Body" means any foreign or domestic government, any court or any foreign, federal, state, municipal or other department, commission, board, bureau, agency, public authority or instrumentality or any arbitrator or government regulator with jurisdiction over the Borrower and/or any Project.

     "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or to become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interest of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection of deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

     "Hazardous Substances" has the meaning set forth in the Mortgage which definition is by this reference incorporated herein.

     "Indebtedness" means, for any Person (without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

     "Interest Payment Date" has the meaning set forth in Article I of the Indenture, which definition is by this reference incorporated herein.

     "Issuer" means Ohio Housing Finance Agency, an agency of the State of Ohio.

     "Land Use Restriction Agreement" means, the Land Use Restriction Agreement dated as of July 1, 1998, by and between the Issuer and the Borrower with respect to the Projects, except for the Project located in Lima, Ohio.

     "Lien" means, with respect to any Person, any security interest, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest, except (i) liens for Taxes which
                                               ------
are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings and with reserves satisfactory to Bank; (ii) liens imposed by law (such as construction liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings and reserves consented to by Bank; and (iii) deposits or pledges under workmen's compensation, unemployment insurance, social security, bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

     "Loan" means the loan made to the Borrower pursuant to the Loan Agreement in the principal amount of $13,220,000 plus interest thereon, in order to provide permanent financing for part of the Project Costs and Issuance Costs.

     "Loan Agreement" means that certain Financing Agreement dated as of July 1, 1998 by and among the Issuer, the Trustee and, the Borrower.

     "Loan Documents" means the Loan Agreement, the Land Use Restriction Agreement and the Tax Regulatory Agreement.

     "Loan Fund" means the Loan Fund created by Section 302 of the Indenture.

     "Material Adverse Effect" means a material adverse effect on (a) the Project's business, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the Related Documents, (c) the validity or enforceability of this Agreement or any of the Related Documents, (d) the rights, remedies, powers and privileges of the Bank under this Agreement or any of the Related Documents or (e) the timely payment of the Reimbursement Obligations.

     "Medical Products" means all regulated substances, chemicals, drugs, blood, tissue, serums, waste and other materials and equipment and supplies related thereto in connection with the treatment, research and laboratory analysis of human medical phenomenon, which Medical Products may include, without limitation Hazardous Substances (as defined in the Deed of Trust).

     "Mortgage" means, individually and collectively, the Open-End Variable Rate Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of July 1, 1998 whereunder the Borrower is mortgagor and Bank is mortgagee, as amended or modified from time to time, encumbering a Project.

     "Participant" means any entity to whom the Bank transfers an interest in this Agreement or any Related Document. The Bank in its capacity as Agent and not any Participant shall be the sole party authorized or obligated to provide any consent or approval required, contemplated or authorized by this Agreement or any Related Document to be given by the Bank.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a state, government or political subdivision or an agency or instrumentality thereof.

     "Plan" means (i) any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA); (ii) any employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA); (iii) any employee benefit plan maintained in connection with any trust described in Section 501(c)(9) of the Code; or (iv) a combination of such plans; if such plan or plans is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, by the Borrower or under which the Borrower has or, during the term of this Agreement, will have any liability. For purposes of this paragraph, the term "Borrower" shall include the Borrower and any corporation, partnership, sole proprietorship or other entity if the Borrower and such other entity or entities are (i) corporations which are members of a controlled group of corporations as defined in Section 414(b) of the Code, (ii) trades or businesses (whether or not incorporated) which are under common control as defined in Section 414(c) of the Code, (iii) members of an affiliated service group as defined in Section 414(m) or 414(o) of the Code, or (iv) any combination of the foregoing.

     "Pledge and Security Agreement" means the agreement entitled "Pledge and Security Agreement" dated as of July 1, 1998, between Bank and the Borrower, as amended from time to time.

     "Pledged Bonds" means those Bonds or portions of Bonds on which a principal payment is made or deemed made or the purchase price is paid or deemed paid with proceeds of a drawing under the Letter of Credit, which Bonds are pledged to the Bank pursuant to the Pledge and Security Agreement.

     "Prime Rate" means the rate of per annum interest which the Bank announces publicly or otherwise makes available to the public from time to time as its "prime rate" (currently calculated on the basis of the actual number of days elapsed over a year of 360 days) with any change in the "prime rate" to be effective on and as of the date of any change in said "prime rate." The Prime Rate and the calculation thereof may be established by the Bank in its sole discretion. The Prime Rate is not necessarily the lowest rate of interest offered by the Bank to its most creditworthy customers. The Prime Rate is a variable or fluctuating rate which increases or decreases from time to time.

     "Project" or "Projects" means, individually or collectively, the permanent financing of seven residential care facilities located on real property in Bellefontaine, Defiance, Findlay,

Greenville, Kenton, Lima and Marion, Ohio and more particularly described in Exhibits B-1 through B-7 attached hereto and by this reference incorporated herein.

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Related Documents" means (individually and collectively) any promissory note executed to further evidence the obligations of the Borrower hereunder ("Bank Note"), the Letter of Credit, the Mortgage, the Assignment of Leases, the Commercial Security Agreement, the Pledge and Security Agreement, the Agency Agreement, the Indenture, the Mortgage Loan Documents, the Remarketing Agreement, the preliminary and final official statements regarding the Bonds, the Environmental Indemnity Agreement, and all other certificates, documents or agreements arising from or related to the Bonds or executed in connection herewith or therewith.

     "Remarketing Agent" means initially, Newman and Associates, Inc., and its successors under the Remarketing Agreement.

     "Remarketing Agreement" means the Remarketing Agreement dated as of July 1, 1998 among the Borrower, the Trustee and the Remarketing Agent providing for the remarketing of the Bonds as supplemented or amended from time to time.

     "Requirement of Law" means, with respect to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, guideline, standard (including but not limited to accounting standards and GAAP), order, restriction, directive, judgment, decree, injunction, writ, or regulation, or a final and binding determination of an arbitrator or mediator, or a determination of any Governmental Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. With respect to Bank, Requirement of Law shall include a Requirement of Law now or hereafter existing, and a request of a central bank or financial, monetary or other supervisory authority (whether or not having the force of law).

     "Subsidiary" or "Subsidiaries" means any corporation of which at least 50% of the outstanding stock having ordinary voting powers to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of its Subsidiaries.

     "Supplemental Indenture" means indentures now or hereafter supplementing the Indenture.

     "Tangible Net Worth" means the difference between total assets and total liabilities (including in liabilities accrued and deferred income Taxes, and subordinated Indebtedness), excluding, however, from the determination of total
                            ---------
assets (a) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges, including unamortized debt discount and research and development costs, deferred charges and other like intangibles), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the Borrower's business, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended at the date Tangible Net Worth is being measured.

     "Taxes" means for any Person any federal or state tax, assessment, duty, levy, withholding liability, impost and other charges of every nature whatsoever imposed by any Governmental Body on such Person or on any of its property or because of any revenue, income, sales, use, product, employee or franchise, and any interest or penalty with respect to any of the foregoing.

     "Tax Regulatory Agreement" means that certain Tax Regulatory Agreement dated as of July 1, 1998 by and among Issuer, Trustee and Borrower, as amended from time to time.

     "Termination Date" means the date on which the Letter of Credit expires according to its terms.

     "Total Funded Debt" means all obligations created, issued or incurred by Borrower for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person) excluding any amounts or obligations which are non-recourse debt.

     "Trustee" means PNC Bank National Association or any duly authorized successor thereto appointed pursuant to the Indenture.

     "U.S. Bank Bonds" means individually and collectively, any bonds now or hereafter issued by a political subdivision of any state or other entity authorized to issue revenue bonds, the Borrower or the proceeds of which are loaned to the Borrower or to any Person who leases assisted living facilities to, or which are operated by, Borrower, the principal and interest of which is to be paid with the proceeds of drawings on a letter of credit now or hereafter issued by U.S. Bank National Association, including, but not limited to the following bond issues: (a) Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Project), Series 1995; (b) Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996; (c) Idaho Housing and Finance Association's Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 or (d) the Bonds.

     "U.S. Bank Letters of Credit" means individually and collectively, any letter of credit now or hereafter issued by Bank at the request of, on behalf of, or for the direct or indirect benefit of the Borrower including, but not limited to, the following letters of credit: (a) U.S. Bank of

Washington, National Association Letter of Credit No. S102742 issued December 13, 1995; (b) U.S. Bank of Washington, National Association Letter of Credit No. S000230 issued November 21, 1996; (c) United States National Bank of Oregon Letter of Credit No. S001062 issued July 31, 1997; and (d) the Letter of Credit.

                                  ARTICLE II
                         ISSUANCE OF LETTER OF CREDIT

     SECTION 2.01.  Issuance of the Letter of Credit. The Bank agrees, on
                    --------------------------------
the terms and subject to the conditions set forth in this Agreement, to issue to Trustee on the Date of Issuance and upon the request of the Borrower, a Letter of Credit in substantially the form of Exhibit A to this Agreement, which exhibit and Annexes A through G thereto are incorporated herein by this reference. The Stated Amount of the Letter of Credit shall never exceed $13,480,779, a portion of which Stated Amount shall be available to support the payment of principal due on Bonds ("Principal Component") and a portion of which shall be available to support the payment of not more than sixty (60) days of interest on the Bonds, which calculation shall utilize an interest rate of twelve percent (12%) per annum all as calculated on the basis of a year of 365/366 days on the Bonds ("Interest Component"). Upon the Date of Issuance, the Principal Component shall be, and shall thereafter never exceed, $13,220,000. Upon the Date of Issuance, the Interest Component shall be, and shall thereafter never exceed $260,779.

     The Borrower hereby agrees to all terms and conditions set forth in the Letter of Credit, including Annexes A through G thereto, all of which terms and conditions are incorporated herein by this reference.

     The Borrower acknowledges:

     (a) that upon any drawing under the Letter of Credit for payment of all or a portion of Bonds outstanding under the Indenture at maturity or earlier redemption, the Trustee is required to deliver to the Bank Annex B to the Letter of Credit and, upon a drawing for all remaining Bonds, must also deliver Annex B and surrender the Letter of Credit therewith; and

     (b) that upon any replacement of the Letter of Credit with an Alternate Letter of Credit, the Trustee must promptly deliver Annex G to the Letter of Credit to the Bank and surrender the Letter of Credit therewith.

     If the Trustee does not take these actions when required, the Borrower agrees to direct and to use its best efforts to cause the Trustee to take said actions.

     SECTION 2.02.  Termination of Letter of Credit; Alternate Letter of Credit;
                    ------------------------------------------------------------
Extension.
- ---------

     (a)  Term of Letter of Credit. Notwithstanding the fact that the Bonds will
          ------------------------
not mature until a later date, the Letter of Credit shall terminate on July 17, 2005, unless earlier terminated or unless it is extended. The Borrower shall not have the right to replace or otherwise terminate the Letter of Credit unless (i) there are no Pledged Bonds outstanding or (ii) the Alternate Letter of Credit provides to the satisfaction of the Bank that, on the issuance thereof, all Pledged Bonds may be put for purchase from moneys drawn under the Alternate Letter of Credit at a price equal to the then aggregate principal amount of such Pledged Bonds plus accrued but unpaid interest thereon.

     (b) Extension of Term of Letter of Credit. Upon the written request of the
         -------------------------------------
Borrower after the fifth anniversary of the Date of Issuance, and provided Borrower is not in default under this Agreement or any of the Related Documents, the Bank shall extend the Termination Date of the Letter of Credit for a period of three (3) additional years, either by amendment of the Letter of Credit or replacement of the Letter of Credit. The Bank will notify the Trustee and the Borrower in writing within thirty (30) days following receipt of such notice whether the conditions set forth in this Reimbursement Agreement have been met for renewal of the Letter of Credit for an additional three (3) year period. The Bank shall, within 15 days of payment by the Borrower to the Bank of all fees payable pursuant to Article IV hereof (if such payment be made no later than 30 days before the Termination Date), deliver to the Trustee an amendment to the Letter of Credit, which amendment shall extend the Termination Date for the three (3) year period or deliver a replacement Letter of Credit, which replacement shall be for a term equal to the three (3) year period. The amended or replacement Letter of Credit shall not be effective until the Termination Date of the Letter of Credit being amended or replaced.

     The Borrower agrees and acknowledges that this agreement of the Bank to extend or renew the term of the Letter of Credit (as set forth in this Section 2.02), does not and shall not constitute an express or implied commitment or other promise of any nature whatsoever by the Bank to extend credit at any future date, even if, for example, the then financial condition of the Borrower equals or exceeds its current financial condition or even though the Letter of Credit will expire before the Bonds mature if the Bank determines not to renew or extend the Letter of Credit.

     If the Letter of Credit is extended for an additional three (3) year period pursuant to this Section 2.02, this Agreement and each Related Document (or such substitute documents to which the Bank may in its sole discretion, accept in writing) shall continue and be effective for said extension or renewal period(s) until all sums of every nature whatsoever due or to become due the Bank have been paid in full.

     SECTION 2.03.  Increase or Reduction of Stated Amount and Reinstatement.
                    --------------------------------------------------------
The Stated Amount of the Letter of Credit shall be decreased and reinstated according to the terms of the Letter of Credit.

                                  ARTICLE III
                     REIMBURSEMENT OBLIGATION AND INTEREST

     SECTION 3.01.  Reimbursement Obligations.  Any sums drawn under the Letter
                    -------------------------
of Credit and paid by the Bank shall constitute value requested by and given to or for the benefit of the Borrower and shall be an unconditional, absolute and irrevocable obligation hereunder of the

Borrower to the Bank. The Borrower hereby promises to pay the principal and interest on the Bonds by reimbursing the Bank for the full amount of any drawings under the Letter of Credit notwithstanding any cancellation or payment of Bonds. The Borrower further promises to repay to Bank the full amount of any drawing under the Letter of Credit, and to pay all sums due or to become due hereunder, in the manner and at the times provided in this Agreement (collectively, "Reimbursement Obligations").

     SECTION 3.02.  Reimbursement and Loans.
                    -----------------------

          (a) Reimbursement of A and B Drawings. The Borrower agrees to
              ---------------------------------
reimburse the Bank in immediately available funds for the amount of any A or B Drawing made under the Letter of Credit by 2:00 p.m. local time in Seattle, Washington, on the date of any such Drawing simultaneously with or immediately following the Bank's payment of such Drawing. The Borrower's Reimbursement Obligation with respect to such A or B Drawing shall be immediately due and payable without notice, presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower.

          (b) Reimbursement of C Drawings. The Borrower agrees to reimburse the
              ---------------------------
Bank in immediately available funds, an amount equal to all C Drawings under the Letter of Credit as follows: On the first day of the first month following each C Drawing, interest shall be payable on the outstanding unreimbursed amount of such C Drawing from the date such Drawing was honored by Bank until the end of the first month following such C Drawing at the Prime Rate, together with the amount of any Debt Service payments required under Section 7.01(Y) of this Agreement, if any. Commencing with the first day of the second month following each such C Drawing and on the first day of each and every month thereafter, interest shall be payable on the outstanding unreimbursed amount of such C Drawing from the first day of the second month following such C Drawing until payment (including prepayment) in full thereof, at the Prime Rate plus one percent (1%) per annum, together with the amount of the Debt Service payments required under Section 7.01(Y) of this Agreement, if any; provided, however, that the full amount of all C Drawings shall be paid upon the earlier of (i) the first day of the 13th month following the date of such C Drawing or (ii) the Termination Date. The Borrower may prepay any Reimbursement Obligations under this Section 3.02(b) in full or in part at any time without premium or penalty.

          (c) Acceleration. If at any time that a Reimbursement Obligation is
              ------------
outstanding under Section 3.02(b), a Drawing on the Letter of Credit is made because of or in connection with: a default under the Indenture; notice is received by the Trustee from the Bank in the form of Annex D to the Letter of Credit as a result of the occurrence of an Event of Default under the Reimbursement Agreement and the period stated therein regarding expiration of the Letter of Credit has expired; the Letter of Credit expires for any other reason; or there is an Event of Default hereunder, then the full amount of principal due or to become due under Section 3.02(b), the full amount of all interest accrued thereon, and any other sum due or to become due under this Agreement shall be immediately due and payable without notice to the Borrower, presentment, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall repay all of the aforesaid amounts in full on the date of such acceleration. If at any time a Reimbursement Obligation is outstanding under
Section 3.02(b), any Bonds which were the subject of the Drawing creating the Reimbursement Obligation are redeemed or otherwise paid or defeased, then the full amount of principal, interest and premium due or to become due under Sections 3.02(a) and (b) with respect to the portion of the Reimbursement Obligation which corresponds to such Bonds, shall be immediately due and payable without notice to the Borrower, presentment, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall repay such amounts in full on the date of such redemption, payment or defeasance.

          (d) Prepayment. The obligation to pay any amount due under Section
              ----------
3.02(b) may be prepaid in full or in part at any time without premium or penalty. Any partial prepayment, or any interest paid to the Bank on the Pledged Bonds, shall be applied to the Borrower's obligations to the Bank in the inverse order of maturity and shall first be applied to fees or other charges, then to interest and then to principal, in the sole discretion of the Bank.

          (e) Prior Deposit for Optional or Extraordinary Redemption or
              ---------------------------------------------------------
Purchase. If the Borrower determines to exercise its option to cause the redemption of any or all of the Bonds pursuant to Section 602 of the Indenture, the Borrower shall deposit with the Bank all sums necessary to effect any such optional redemption or purchase and to pay any premium in connection therewith, at least 125 days before the date of any drawing for the proposed optional redemption or purchase; provided, however, that no such deposit shall be required with respect to optional redemption of Bonds made from the Debt Service payments required under Section 7.01(Y) of this Agreement. The Borrower shall not request the Trustee to optionally redeem Bonds nor shall any drawing be allowed under the Letter of Credit for such redemption unless such deposit is timely made. Such sums shall include the principal amount of all Bonds to be redeemed (including, but not limited to all amounts necessary to purchase any Pledged Bonds), the full amount of any premium due or to become due thereon, and all interest accrued thereon at the assumed rate of twelve percent (12%) per annum based on a year of 365/366 days.

     The Borrower agrees that so long as no Event of Default has occurred and is continuing, (i) it will redeem or purchase all Pledged Bonds before any other Bonds, and (ii) it will redeem or purchase all Taxable Bonds before any Tax-Exempt Bonds, and before defeasance of any Bonds pursuant to Article XII of the Indenture, and that such redemption or purchase, together with the full amount of any premium due upon optional or extraordinary redemption or purchase of Pledged Bonds or the Bonds shall be made from funds of the Borrower and not from drawings on the Letter of Credit.

     So long as no Event of Default has occurred and is continuing under this Agreement or any Related Document, any monies held by the Bank pursuant to the first paragraph of this Section 3.02(e) shall be invested by the Bank in such interest bearing investment obligations which qualify as Permitted Investments under the Indenture as may be directed by the Borrower from time to time; failing such direction, the Bank shall have sole discretion to determine all investments, if any; provided, however, that all such investments shall be Permitted Investments as defined in the Indenture. The Borrower agrees to indemnify and hold the Bank harmless from and against any responsibility or liability for any loss incurred in the making of any investment at the express direction of the Borrower as provided herein or upon written directions received from the Borrower, other than as a result of the Bank's negligence or willful misconduct. All interest received on said investments shall be credited by the Bank to any sums due or to become due Bank by Borrower.

          SECTION 3.03.  Manner, Method, Place and Time of Payment. All payments
                         -----------------------------------------
made or caused to be made by the Borrower to the Bank shall be made in lawful currency of the United States and in immediately available funds to Bank at Seattle, Washington. Any payment received after 2:00 p.m. local time in Seattle, Washington, shall be deemed to have been received on the next Business Day, and the date for payment thereof shall be extended to the next succeeding Business Day. However, the Borrower shall pay to Bank, on demand, default interest on said payment for such extended time at the interest rate set forth in Section
4.06 hereof, and the extended time shall be included in the computation of fees and other charges. All payments under this Agreement shall be made without counterclaim, set-off, condition or qualification and free and clear of and without deduction for any Taxes, levies, imposts, deductions or charges of any nature whatsoever.

          SECTION 3.04.  Obligation to Pay Unconditional. The Borrower's
                         -------------------------------
obligation to reimburse or pay the Bank hereunder is absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

            (i) any lack of validity or enforceability of this Agreement, the Bonds or any of the Related Documents;

            (ii) any amendment, waiver, release or termination of or any consent to or departure from the terms of the Bonds or any of the Related Documents which is not consented to by Bank;

            (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any Person, whether in connection with said documents or any related or unrelated transaction;

            (iv) any demand, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or not in compliance with the terms of the Letter of Credit or any Related Document or any statement therein being untrue or inaccurate in any respect whatsoever;

            (v) any determination of invalidity or unenforceability of the Letter of Credit after payment by the Bank thereunder;

            (vi)    any failure to reduce or reinstate the Stated Amount; or

            (vii) any other circumstance, happening or omission, whether or not similar to any of the foregoing.

The liability of the Borrower hereunder and under any Related Document shall be reinstated and revived and the rights of Bank shall continue, with respect to any amount at any time paid by or on behalf of the Borrower which amount shall thereafter be required to be restored, returned or forfeited by the Bank pursuant to any law, and the Borrower's liability therefor shall continue as if such amount had not been paid.

       SECTION 3.05.  Evidence of Debt. The books and records of the Bank shall
                      ----------------
be conclusive evidence, absent manifest error, of all amounts of principal, interest, fees and other charges advanced, outstanding or repaid pursuant to this Agreement or any Related Document to which the Bank is a party. The Bank agrees to provide Borrower periodic statements of amounts advanced, outstanding or repaid under this Agreement or any Related Documents and shall also provide statements to the Borrower upon its written request.

                                  ARTICLE IV
                                OTHER PAYMENTS

       SECTION 4.01.  Letter of Credit Issuance, Annual and Agency Fees. The
                      -------------------------------------------------
Borrower has agreed to pay the Bank certain issuance, annual and agency fees relating to the Letter of Credit as set forth in the separate underwriting letter between Borrower and Bank dated July 1, 1998.

       The issuance fee, annual fees, agency fee and all other fees of any letter of credit amended, extended, replaced or renewed pursuant to Section 2.02 hereof shall be established by the Bank in its sole discretion at the time of such amendment, extension, replacement or renewal. In the event Borrower requests an extension of the Letter of Credit pursuant to Section 2.02 which the Bank is willing to grant, but Borrower objects to such fees, Borrower shall have the right to withdraw, without cost or penalty the request for such amendment, extension, replacement or renewal. Such fees shall at least include the category of fees referenced in this Article IV (in amounts which may be less than, equal to or exceed the amounts referenced herein) and such additional fees as the Bank then deems appropriate in its sole discretion. The foregoing fees and all other fees in this Article IV are or are deemed to be fully earned and nonrefundable.

       SECTION 4.02.  [Intentionally deleted].

       SECTION 4.03.  Other Fees.
                      ----------

       (a) Transfer Fee and Amendments. The Bank agrees to issue a substitute
           ---------------------------
Letter of Credit to any successor Trustee duly appointed pursuant to the Indenture and applicable law upon surrender to the Bank of the original Letter of Credit together with payment to the Bank of the fee then established by the Bank's Letter of Credit Department together with any attorneys' fees or other expenses incurred by the Bank in connection therewith. The Bank's current transfer fee is $500.00. The Borrower agrees to pay the fees and expenses to the Bank on the day of any amendment or replacement to the Letter of Credit if to effectuate said amendment, a written change is made to the Letter of Credit or an amended, substitute, replacement or additional Letter of Credit is issued. As used herein, "amendment" shall not include any documents the Bank determines to issue to reflect a reduction of the Stated Amount but shall include each reinstatement (other than an automatic reinstatement) of any portion of the Stated Amount. In the event the Bank extends the Letter of Credit pursuant to the provisions of Section 2.02 hereof the Borrower shall pay Bank an extension fee in an amount determined by Bank.

       (b) Draw Fee. Upon each draw under the Letter of Credit, the Borrower
           --------
agrees to pay the Bank on demand, a draw fee in the amount then established by the Bank's Letter of Credit Department. The initial draw fee for draws made under the Letter of Credit during 1998 is $100.

       (c) Cancellation Fee. If the Letter of Credit is canceled, or if the
           ----------------
Letter of Credit is substituted with an Alternate Letter of Credit prior to the Termination Date, the Borrower agrees to pay the Bank a cancellation fee of one-tenth of one percent (.10%) of the then Stated Amount of the Letter of Credit, and shall cause the Trustee to tender to the Bank the fee with the original Letter of Credit then outstanding; provided, however, that no such cancellation fee is payable from and after the fourth anniversary of the Date of Issuance or if the Letter of Credit is cancelled or is substituted with an Alternate Letter of Credit because the Bank has defaulted under the Letter of Credit, the Letter of Credit is unenforceable or the short-term deposit rating of the Bank is reduced below A by Moody's Investors Services. No cancellation shall be effective to discharge or reduce the liability of the Borrower to pay the annual and agency fees payable pursuant to Section 4.01 hereof for the year in which such cancellation occurs or to pay all other sums due the Bank under this Agreement or any Related Document. Until such sums are fully paid to the Bank, no such cancellation shall diminish or affect any security or other interest granted to or for the benefit of the Bank.

       SECTION 4.04.    Increased Costs. If any law or regulation or if the
                        ---------------
adoption of, or any change in, any law, regulation, guideline or request from any central bank or financial, monetary or other supervisory or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental body charged with the administration thereof, shall impose on the Bank any condition affecting or relating to this Agreement, to any Related Document evidencing an obligation of the Borrower to the Bank, or to the Letter of Credit, the result of which shall be to reduce the rate of return on the Letter of Credit or this Agreement to a level below which the Bank could have achieved but for such law or regulation or shall increase the cost to the Bank of issuing or maintaining the Letter of Credit (or any substitute, additional, renewed or amended Letter of Credit) or of funding amounts drawn thereunder, including but not limited to any law, regulation or change which shall (a) impose, modify or deem applicable any capital adequacy requirement, reserve, special deposit or similar requirement or impose any insurance premium or assessment against letters of credit issued by, or assets held by the Bank, or (b) require or make advisable (in the opinion of legal counsel to the Bank), qualification, registration, filing or any other act by the Bank to avoid violation of or to effect compliance with any law or regulation (or judicial, administrative or regulatory decision, interpretation, opinion, order, agreement, directive or request regarding same) relating to underwriting, selling, distribution of, marketing or dealing in securities; or
(c) subject the Bank to any Tax, charge, fee, deduction or withholding of any kind whatsoever, then, upon demand therefor, the Borrower shall pay to the Bank additional amounts which shall be sufficient to compensate the Bank for such reduction in the rate of return or increased cost, together with interest on each such amount from the date said amount is due until payment in full thereof at the Prime Rate. The amount of any reduction in the rate of return or increase in cost shall be the result of the Bank's good faith discretionary allocation of the aggregate of such reduction or cost increases resulting from such events; the Bank shall in connection with its demand for such additional amounts furnish to the Borrower a certificate setting forth with reasonable explanation such increased cost incurred by the Bank; absent manifest error, said certificate shall be conclusive as to the amount thereof. The Bank shall use its best efforts to promptly demand payment pursuant to this Section
4.04. Notwithstanding anything in this Section 4.04 to the contrary, the Borrower is not obligated to pay the Bank any additional amounts resulting from an increase in federal or state income tax rates or state business and occupation tax rates of general application to all taxpayers.

       SECTION 4.05.  Payment of Expenses and Fees; Applicability.
                      -------------------------------------------

          (a) Upon demand therefor, the Borrower agrees to pay to the Bank all of its out-of-pocket or incurred costs, reasonable attorneys' fees, fees of collection or other agents, and other fees and expenses of every nature whatsoever (hereinafter, collectively "Costs and Fees") directly or indirectly incurred in connection with the development, review, execution, amendment, renewal, extension, forbearance (if any), refinance, renegotiation or restructure of this Agreement or any Related Document and any other document prepared or service performed in connection herewith or therewith; the Borrower shall also pay the fees charged from time to time by rating agencies for any rating or "preference opinion," if any, regarding the Bonds (but not regarding any general rating of the Bank not related to the Bonds). Upon demand therefor, the Borrower further agrees to pay to the Bank all Costs and Fees (whether or not a lawsuit is brought) incurred in collecting any sums due the Bank by the Borrower or incurred by Bank in protecting, enforcing or preserving its rights under this Agreement or any of the Related Documents, all whether or not suit is brought and including but not limited to all Costs and Fees incurred in any court action, arbitration, mediation, on appeal, in any bankruptcy or state receivership or other insolvency or similar proceedings or circumstances, in any forfeiture or other proceeding that could affect the Bank's rights under this Agreement or in any security therefor.

          (b)  The obligations of the Borrower under Section 4.04 and Section
4.05 of this Agreement shall (i) survive until all sums due Bank under this Agreement or any Related Document have been paid in full, notwithstanding any termination of the Letter of Credit or payment of the Bonds; and (ii) include any reduction in the rate of return, increased costs, and Costs and Fees incurred by any Participant.

       SECTION 4.06.  Calculations; Default Interest; Compounded Interest.
                      ---------------------------------------------------
Except as otherwise expressly set forth in this Agreement, all computations of interest and fees under this Agreement shall be made on the basis of a 360 day year and actual days elapsed. Interest shall accrue during each period from but excluding the first day thereof to and including the last day thereof. In the event that any payment due hereunder shall not be made within fifteen (15) days of the date when due, a late charge of five cents ($.05) for each dollar ($1.00) so overdue (the "Late Charge Fee") may be charged by Bank for the purpose of defraying the expense incident to handling such delinquent payments. Such Late Charge Fee represents the reasonable estimate of Bank and Borrower of a fair average compensation for the loss that will be sustained by Bank due to the failure of Borrower to make timely payments. Such Late Charge Fee shall be paid without prejudice to the right of Bank to collect any other amounts provided to be paid or to declare an Event of Default hereunder or under the Deed of Trust. If an Event of Default occurs, then the interest rate applicable in calculating any defaulted payments from the due date of the defaulted payment shall be the Default Rate and the Late Charge Fee shall apply to any such payments. All amounts that are not paid when due under this Agreement shall bear interest at the Prime Rate plus five percent (5%) per annum (the "Default Rate"), from the time due until paid. All interest not paid when due shall be added to principal and interest shall thereafter accrue on said increased principal amount. All amounts due hereunder shall be paid in United States dollars.

                                   ARTICLE V
                                  CONDITIONS

       SECTION 5.01.  Conditions Precedent to Issuance of Letter of Credit.
                      ----------------------------------------------------

          (a) The Bank will issue the Letter of Credit upon the request of the Borrower in accordance with Section 2.01 and subject to fulfillment of the conditions set forth in subsections (b), (c) and (d) below.

          (b) The Bank shall have received on or before the Date of Issuance the following, each addressed to the Bank and dated on or as of such date, in form and substance satisfactory to the Bank:

                (i) copies of (a) the current Articles of Incorporation of the Borrower certified by the Secretary of State of the State of Nevada, (b) bylaws of the Borrower certified by the Borrower as true and correct; (c) Certificate of Good Standing issued by the Secretary of State of the State of Nevada, (d) Certificate of Registration or Qualification of Borrower as a foreign corporation authorized to transact business in the State of Ohio, certified by the Secretary of the State of Ohio, and (e) Certificate of Good Standing issued by the Secretary of State of the State of Ohio, copies of each document as amended to the date of certification, which copies shall have been delivered to Bank's counsel at least one week prior to Closing;

                (ii) evidence satisfactory to the Bank of the adoption by the Borrower and the Issuer of each Related Document to which either is a party and of this Agreement;

                (iii) an opinion of bond counsel in form and substance satisfactory to the Bank and covering such matters relating to the transactions contemplated by this Agreement and the Related Documents as the Bank may reasonably request;

                (iv) an opinion of independent counsel selected by the Borrower (subject to Bank's reasonable approval) in form and substance satisfactory to the Bank and covering such matters relating to the transactions contemplated by this Agreement and the

Related Documents as the Bank may reasonably request. The Borrower hereby requests and instructs its independent counsel to issue such an opinion;

               (v) a certificate of the Secretary of the Borrower, certifying (a) the name and true signature of the officers of the Borrower authorized to enter into and execute this Agreement and the Related Documents on behalf of the Borrower; (b) that the documents delivered pursuant to Section 5.01(b)(i) have not been amended or canceled since the date of certification thereunder; and (c) the certificate described in paragraph (c) below;

               (vi) the amounts specified to be paid on the Date of Issuance pursuant to Section 4.01, establishment of the account contemplated by
Section 7.01(Y) and proof of insurance required hereunder or under any Related Documents;

               (vii)     application for the Letter of Credit;

               (viii) copies of all agreements (including but not limited to each Related Document) and documents, including records of corporate proceedings, governmental approvals and incumbency certificates executed in connection with the transactions contemplated by this Agreement and the Related Documents, all certified to the extent requested by the Bank;

               (ix) Environmental Questionnaire and environmental reports for each of the real properties constituting the Project satisfactory to Bank;

               (x) ADA Questionnaire and Disclosure Statement and ADA Certificate of Compliance for each of the real properties constituting the Project satisfactory to Bank;

               (xi) A copy of Borrower's most recent Form 10-K and 10-Q as filed with the Securities and Exchange Commission;

               (xii) A soils investigation report for each of the real properties constituting the Project from a soils engineer in form and substance satisfactory to Bank if requested by Bank;

               (xiii) Evidence acceptable to Bank that all utility services necessary for the uninterrupted and orderly operation of each of the real properties constituting the Project is available to the boundaries thereof and that all connections have been made to abutting public water, sewer, storm drains, gas and electrical facilities;

               (xiv) Evidence acceptable to Bank that each of the real properties constituting the Project is accessible via completed, dedicated streets which have been accepted for public maintenance and use by the appropriate City and/or County, depending on each location, or that an easement creating a perpetual right of public access to a publicly dedicated street, road or highway is in effect;

               (xv) If requested by Bank, an ALTA survey for each of the real properties constituting the Project certified to and satisfactory to Bank and the title insurance company that will be insuring the Mortgage for each of the real properties constituting the Project;

               (xvi) Budgets for each of the real properties constituting the Project (including certified final cost breakdown) satisfactory to Bank;

               (xvii) Final certificates of occupancy for each of the real properties constituting the Project;

               (xviii)   All licenses, permits and approvals necessary to own
and operate each of the real properties constituting the Project from all governmental authorities with jurisdiction over the Project;

               (xix) each of the documents required to be delivered to the underwriters pursuant to the Bond Purchase Agreement between the Issuer and the underwriters regarding the Bonds;

               (xx) Bank acknowledges receipt of MAI appraisals for each of the real properties constituting the Project. Notwithstanding any provision of this Agreement to the contrary, the Stated Amount of the Letter of Credit shall not exceed the lesser of (a) 75% of the Appraised Value, or (b) 75% of construction costs. Appraised Value shall mean the value for each of the real property constituting the Project determined by the Bank after internal review of an MAI appraisal report prepared in accordance with FIRREA requirements.

               (xxi) such other documents, interpretations, instruments, approvals or opinions as the Bank or its counsel may reasonably request.

          (c)   The representations and warranties of Borrower contained in
Section 6.01 hereof and in each Related Document shall be correct, accurate and complete on and as of the Date of Issuance as though made on and as of such date and no Event of Default and no condition or event which, with the giving of notice or lapse of time or both, would become such an Event of Default, shall have occurred and be continuing on the Date of Issuance and the Bank shall have received a certificate signed by an authorized official of the Borrower, dated the Date of Issuance, to that effect. As used in this paragraph, "Date of Issuance" shall include any date the Letter of Credit is amended, extended or a Substitute Letter of Credit is issued.

          (d)   On or before the Date of Issuance:

                  (i) all conditions precedent to the issuance of the Bonds shall have occurred; and

                   (ii)  the Borrower (and all other parties, as
appropriate) shall have duly executed, issued and delivered the Bonds, this Agreement, the Related Documents and all other documents or instruments referred to, required by or related to the aforesaid.

                                  ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

       SECTION 6.01.     Representations, Warranties and Covenants of Borrower.
                         -----------------------------------------------------
The warranties, representations, and covenants of Borrower contained in this Agreement or in any Related Document shall be deemed to have been relied upon by Bank regardless of any investigation made by Bank or on its behalf and shall be true and correct on the Date of Issuance and on the date of each disbursement of Bond proceeds out of the Mortgage Loan Fund held by the Trustee. The Borrower hereby represents, warrants, covenants and agrees with the Bank that:

          6.01(A)   Organization and Standing.  Borrower is a corporation duly
                    -------------------------
organized, validly existing and in good standing under the laws of the state of Nevada and has the power to own and operate each of the real properties constituting the Project and carry on its business as now being conducted; is authorized to do business in every state, county, city or other jurisdiction in which the nature of the Project, its business or property makes such qualification necessary including, but not limited to, the State of Ohio; the name "Assisted Living Concepts, Inc." is the exact, true and correct name of Borrower as set forth in its Articles of Incorporation, as amended from time to time; Borrower has filed with the Ohio Secretary of State a Certificate of Trade Name for all business or assumed trade names under which Borrower has done, does or may do business, except to the extent no such filing is required by law. The Borrower is the successor by merger to CCL Sub, Inc., a wholly owned subsidiary of Concepts in Community Living, Inc. Certain of the facilities presently owned by the Borrower were purchased by the Borrower from Madras Elder Care, Lincoln Community Partners and Assisted Living Concepts Group, entities which are or were Affiliates of the Borrower or its chief operating officer, Keren Brown Wilson. The Borrower's chief executive office and principal place of business is Portland, Oregon. Except as set forth above, the Borrower has not changed its name or changed its principal place of business within five years and one month prior to the date hereof.

          6.01(B)   Corporate Authorization.  All corporate action on the part
                    -----------------------
of Borrower, its officers, directors or shareholders necessary for the authorization, execution, delivery and performance of this Agreement and each Related Document to which it is a party has been duly taken. Borrower has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and each Related Document to which Borrower is a party, and to perform and observe the terms and conditions hereof and thereof.

          6.01(C)   Enforceability.  This Agreement and the Related Documents,
                    --------------
when executed and delivered by the Borrower, will be the legal, valid and binding agreements of the Borrower, enforceable in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors generally.

          6.01(D)   Consents or Approvals.  No consent, approval, permission,
                    ---------------------
authorization, or license of any Person with a ownership interest in Borrower or with a Lien on any asset of Borrower, or of any trustee, issuer or holder of any Indebtedness or Contractual Obligation of Borrower, and no consent, approval, permission, authorization, order or license of any Governmental Body is necessary in connection with the execution, delivery and performance of any Related Documents to which Borrower is a party or any transaction contemplated hereby or thereby to be performed by Borrower, except as may have already been obtained by Borrower and copies certified as to accuracy by Borrower which have been delivered to Bank on or prior to the Date of Issuance.

          6.01(E)   Restrictions.  There is no provision in the articles of
                    ------------
incorporation or bylaws of Borrower or any Requirement of Law binding on Borrower which would be contravened by the execution and delivery of this Agreement or any Related Documents to which Borrower is a party or by the performance of any provision, condition, covenant, or other terms hereof or thereof.

          6.01(F)   Litigation.  Other than as disclosed in Exhibit E hereto or
                    ----------
in the financial statements referenced in Section 6.02(H), there is no pending or threatened litigation, Tax claim, action or other proceeding or dispute of any nature whatsoever affecting the Borrower before any Governmental Body, which could have a Material Adverse Effect on the legal existence or powers of the Borrower or its financial condition or operations or have a Material Adverse Effect on the ability of Borrower to perform its obligations under this Reimbursement Agreement and/or any Related Documents, and Borrower is not in default with respect to any Requirement of Law that might result in any such effect.

          6.01(G)   No Violation.  To the best of Borrower's knowledge, the
                    ------------
Borrower is in compliance with all Requirements of Law with respect to which any failure to comply could have a Material Adverse Effect. The execution, delivery or performance of this Agreement and each Related Document, the consummation of the transactions contemplated herein and therein and compliance with the terms and provisions hereof or thereof to be performed by the Borrower does not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Borrower or, to the best of Borrower's knowledge, of any Requirement of Law or of any Contractual Obligation or constitute a default thereunder or result in the creation or imposition of any Lien (except in favor of Bank) upon any of the property of the Borrower pursuant to the terms of any such Contractual Obligation or Requirement of Law. Borrower is not in default under any existing Indebtedness.

          6.01(H)   Financial Information.  All financial statements and other
                    ---------------------
information and data furnished by the Borrower to Bank are complete and correct; have been prepared in accordance with GAAP, except as noted therein; and accurately and fairly represent the financial condition of Borrower and the results of operations of the Borrower as of such dates. There has been no change in the financial condition of Borrower or results of operation of any of the real properties constituting the Project since the date of the audited financial statements of Borrower dated December 31, 1996 and Form 10-Q of Borrower dated March 31, 1997, of such a character as to materially impair the ability of the Borrower to reimburse the

Bank for any drawing made under the Letter of Credit in accordance with the terms hereof or thereof; and the Borrower has no Contingent Obligations except as may be disclosed from time to time in Borrower's most recent Form 10-K and Form 10-Q filed by the Borrower with the Securities and Exchange Commission, except for the obligations hereunder and under any Related Document of the Borrower.

          6.01(I)   Liens and Encumbrances.  Borrower represents and warrants
                    ----------------------
that at the time of the delivery of the Mortgage or amendment thereto (i) Borrower is lawfully possessed and is the lawful owner of fee simple title to the applicable Project; (ii) such Project is free and clear of any deed of trust, mortgage, Lien, charge or encumbrance thereon or affecting the title thereto, except (i) Liens regarding such Project which are shown on Schedule B to the policy of title insurance Bank agrees in writing to accept, and (ii) property tax liens for Taxes not yet delinquent by nonpayment.

          6.01(J)   Business Authorizations.  To the best of Borrower's
                    -----------------------
knowledge, the Borrower possess all patents, patent rights or licenses, trademarks, trademark rights, trade names or trade name rights and copyrights required to conduct its business as now conducted without conflict with the rights or privileges of others.

          6.01(K)   Taxes.  The Borrower has filed or caused to be filed and
                    -----
will continue to file or timely cause to be filed, all Tax returns that are required to be filed (except for extensions applied for and disclosed to the Bank), has paid (or will cause to be paid) all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Body (other than those the amount of which is currently being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP to which Bank has consented have been provided on the books of the Borrower), and has fully satisfied or provided for all of its sales and use tax, withholding tax and unemployment tax liabilities; and no Tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

          6.01(L)   Investment Company Act.  The Borrower is not an "investment
                    ----------------------
company" or a partnership "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.01(M)   Federal Reserve Board ("FRB") Regulations.  The Borrower is
                    -----------------------------------------
not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under FRB Regulation U. No part of the proceeds of the Bonds will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or would be inconsistent with, the provisions of the regulations of the Federal Reserve Board. If requested by Bank, Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect. Further, the Borrower is and shall remain in compliance with FRB

Regulation B (12 C.F.R. Part 202) in connection with any credit extended now or hereafter by the Borrower.

          6.01(N)    Incorporated Representations, Warranties and Covenants. The
                     ------------------------------------------------------
Borrower hereby specifically makes to the Bank each and every representation, warranty, and covenant made by the Borrower in the Indenture, the Remarketing Agreement and any applicable Related Document, each of which representations, warranties and covenants are incorporated herein by this reference (except to the extent any of the aforesaid would contradict adversely to the Bank any representation, warranty or covenant contained herein other than by incorporation). All warranties, representations, and covenants made by the Borrower herein or in any certificate or other document delivered by it or on its behalf pursuant to this Agreement and each Related Document shall be deemed to have been relied upon by the Bank and shall be true and correct on the Date of Issuance and on the date of each disbursement of Bond proceeds out of the Mortgage Loan Fund held by Trustee.

          6.01(O)    Information Correct.  No information, exhibit, or report
                     -------------------
furnished by Borrower to the Bank or any other Person in connection with this Agreement or any of the Related Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. The Borrower has disclosed to the Bank all information about the Borrower which would be of material interest to a reasonably prudent lender. There is, to the best of the Borrower's knowledge, no fact which would have a Material Adverse Effect on its business, prospects, condition, affairs or operations of Borrower or any of its properties or assets which has not been disclosed to the Bank in writing.

          6.01(P)    Compliance with ERISA.  Borrower is in substantial
                     ---------------------
compliance with ERISA and the Code as to each "Plan" as defined in Section 1.01 of this Agreement.

     As to each Plan maintained by Borrower:

              (i) Such Plan has been maintained in substantial compliance with all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, applicable to such Plan.

              (ii) No "reportable event," as such term is used in Section 4043 of ERISA, or "prohibited transaction," as such term is used in Section 406 of ERISA or Section 4975 of the Code, or "accumulated funding deficiency," as such term is used in Section 412 or Section 4971 of the Code (whether or not such accumulated funding deficiency has been waived), has heretofore occurred with respect thereto.

              (iii) Each such Plan designed to be a qualified plan since its adoption and to date qualifies and has qualified under Section 401(a) of the Code, and each trust, if any, established under each such Plan is exempt from taxation pursuant to Section 501(a) of the Code.

               (iv) Each such Plan has been administered and enforced substantially in accordance with its terms, no dispute is pending or threatened with respect thereto, and substantially all contributions due from employees thereunder, if any, have been made.

               (v) No condition exists that could constitute grounds for termination of any such Plan.

     Borrower has not incurred any material liability under Title IV of ERISA (which remains unsatisfied as of the date hereof) arising in connection with the complete or partial termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA; and no condition exists or event has occurred which would be reasonably likely to result in the imposition of any such liability upon Borrower nor has Borrower been notified that any such Plan is in reorganization or is insolvent within the meaning of sections 4241 and 4245 of ERISA, respectively.

     For purposes of this Section 6.01(P) and as referenced in Sections 7.01(E) and (I) and 8.01(h), the term "Borrower" shall include Borrower and any corporation, partnership, sole proprietorship or other entity if Borrower and such other entity or entities are (i) corporations which are members of a controlled group of corporations as defined in Section 414(b) of the Code, (ii) trades or businesses (whether or not incorporated) which are under common control as defined in Section 414(c) of the Code, (iii) members of an affiliated service group as defined in Section 414(m) or 414(o) of the Code, or (iv) any combination of the foregoing.

          6.01(Q)   Americans with Disabilities Act.  Each of the real
                    -------------------------------
properties constituting the Project is and shall at all times be in compliance with all applicable requirements of the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990, (as amended) (collectively, "Acts") and the Borrower shall cause the Project to be continuously in compliance with such Acts (as the same may be amended from time to time). Borrower agrees to protect, defend, indemnify and hold Bank harmless from and against any and all liability threatened against or suffered by Bank by reason of a breach by Borrower of the foregoing representations and warranties. The foregoing indemnity shall include the cost of all alterations to the Project (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees), incurred in connection with the Project being in violation of such Acts and for the cost of collection of the sums due under the indemnity. The obligations of Borrower under this Section 6.01(Q) shall survive payment in full of Borrower's obligations under this Agreement, all Related Documents and termination of the Letter of Credit, and in the event that the Bank shall become the owner of the Project by foreclosure or deed in lieu of the foreclosure of any mortgage or deed of trust, the obligations of the Borrower under this
Section 6.01(Q) shall survive such foreclosure or deed in lieu of foreclosure.

          6.01(R)   No Commissions.  Borrower has not made any agreement or
                    --------------
taken any action that may have caused any Person to become entitled to a commission or finder's fee as a result of or in connection with the issuance of the Letter of Credit or any extension of credit by Bank, and in connection therewith, Borrower agrees to indemnify the Bank and hold the Bank harmless from any and all fees, costs (including attorney fees), and expenses arising out of any claims by Persons relating to any such commission or fee.

          6.01(S)   Land Use and Zoning Compliance.  Each of the real
                    ------------------------------
properties constituting the Project is a legal use permitted outright under applicable provisions of the applicable local zoning code. To the best of Borrower's knowledge, each of the real properties constituting the Project complies with all applicable subdivision and platting requirements and constitutes one or more legal lots. To the best of Borrower's knowledge, each of the real properties constituting the Project and their intended uses comply fully with all environmental, air quality, zoning, planning, building, health, safety, labor, discrimination, fire, traffic safety or other governmental rules, laws, ordinances, statutes, codes and regulations applicable to the ownership, use, occupancy and operation of the Project.

          6.01(T)   Permits.  Borrower has obtained all permits, licenses,
                    -------
certificates and approvals necessary to construct, own and operate each of the real properties constituting the Project as a residential care facility in compliance with all Requirements of Law. Each of the real properties constituting the Project has been constructed in compliance with the Plans and Specifications, and complies in full with all Requirements of Law. All streets, easements, utilities and related services necessary for the use and operation of each of the real properties constituting the Project for its intended purpose are available to each parcel of real property constituting the Project.

          6.01(U)   Value of Collateral.  If a reappraisal is required by any
                    -------------------
regulatory authority Bank shall have the right to cause said collateral to be reappraised and the appraisal reviewed both at Borrower's expense.

          6.01(V)   Special Statutes.  Borrower is eligible for reimbursement as
                    ----------------
a health care provider under Ohio state law and the medical and private insurance programs available in the counties in which any of the real property constituting the Project are located.

          6.01(W)   Exemption of Interest from Federal Income Tax.  It is the
                    ---------------------------------------------
intention of Borrower that the interest on the Tax-Exempt Bonds be excluded from the gross income of the registered owners thereof (other than "substantial users," or "related persons" of substantial users, as such terms are defined in
Section 147(a) of the Code) for federal income tax purposes. To that end, Borrower represents to Bank that it has not taken any action, and knows of no action that any other Person has taken, which would cause interest on the Tax-Exempt Bonds to be included in the gross income of the recipients thereof. Borrower covenants that it will not take any action or omit to take any action which, if taken or omitted, would cause interest on the Tax-Exempt Bonds to be included in the gross income of the owners thereof (other than "substantial users," or "related persons" of substantial users, as such terms are defined in
Section 147(a) of the Code) for federal income tax purposes.

                                  ARTICLE VII
                               FURTHER COVENANTS

     SECTION 7.01.  Covenants.  Until the Letter of Credit is no longer
                    ---------
outstanding and until all sums of every nature whatsoever due or to become due from Borrower hereunder or under the Related Documents are paid in full, the Borrower hereby covenants and agrees that unless the Bank shall otherwise consent in writing, the Borrower shall:

          7.01(A)   Use of Proceeds.  To the extent within Borrower's control,
                    ---------------
take all steps necessary to cause the proceeds of every drawing on the Letter of Credit to be used solely for the purpose of the payment of principal of or interest on the Bonds (as appropriate under the Indenture and in accordance with the terms of the Letter of Credit). To the extent within Borrower's control, take all steps necessary to cause the Tax-Exempt Bond proceeds to be used solely for the purpose of payment of Issuance Costs of the Tax-Exempt Bonds and/or the costs of refinancing the acquisition of the Project which have been approved by Bond Counsel as eligible for financing with tax-exempt bonds.

          7.01(B)   Additional Acts.  Upon demand by Bank, the Borrower will
                    ---------------
execute and deliver all such instruments (including but not limited to Uniform Commercial Code continuation statements) and perform all such other acts as the Bank may reasonably request to carry out the transactions and establish or preserve the first lien status and priority contemplated by this Agreement or any Related Document. Borrower shall also furnish to Bank upon demand all approvals of Governmental Bodies or other Persons as may be required from time to time to perform its obligations under this Agreement and any Related Documents or, to the extent such approvals have not yet been issued, use its best efforts to obtain all necessary approvals.

          7.01(C)   Financial Statements and Reports.  Deliver to Bank in form
                    --------------------------------
and detail reasonably satisfactory to Bank and, if Borrower now or hereafter has Subsidiaries, prepared on a consolidated basis:

              (i)   Quarterly.  As soon as reasonably possible and in any
                    ---------
event within forty five (45) days after the close of each quarter, the Form 10-Qs for Borrower as filed with the Securities and Exchange Commission for such period and for the portion of the fiscal year ended with such period, all in reasonable detail and certified by the chief financial officer of the Borrower, subject to year-end audit adjustments;

              (ii)  Annual.  As soon as reasonably possible and in any event
                    ------
within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the (1) Form 10-Ks for Borrower as filed with the Securities and Exchange Commission, and (2) proposed operating budget for the upcoming fiscal year including proposed Capital Expenditures and such other information as may be reasonably requested by Bank;

Such balance sheet and income statements shall be accompanied by an unqualified report and opinion of any one of Ernst & Young LLP, Deloitte & Touche LLP, KPMG Peat Marwick, Arthur Andersen, Price Waterhouse or Coopers & Lybrand or other independent public accountants of recognized standing selected by Borrower and approved by Bank, which approval shall not be unreasonably withheld, which report and opinion shall be in accordance with generally accepted auditing standards relating to reporting or, if qualified, the opinion shall not be qualified due to any limitation in scope of the examination or due to any departure from any Generally Accepted Accounting Principles, and shall be accompanied by a statement of such accountants that, in making the audit necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Event of Default under Article VIII or under any other evidence of Indebtedness or of any event which, with notice or lapse of time, or both, would constitute an Event of Default under Article VIII or under any other evidence of Indebtedness or, if in the opinion of such accountants any such Event of Default or other event shall exist, shall include a statement as to the nature and status thereof;

               (iii)  Certificates.  As soon as reasonably possible, and in any
                      ------------
event within forty five (45) days after the close of each quarter, submit (1) a certificate executed by the chief financial officer of the Borrower certifying compliance by the Borrower with the requirements of Section 7.01(G) and stating whether any noncompliance occurred during the period in question, and containing the calculations used to document compliance therewith; (2) a certificate executed by the chief financial officer of the Borrower certifying that all payments of principal and interest on the Bonds have been made and that all payments required under the provisions of Section 7.01(Y) have been made; (3) a certificate executed by the chief financial officer of the Borrower certifying that there is no event of default, and no event that with the giving of notice, the passage of time or both would constitute an event of default by Borrower under this Agreement; and (4) a statement of the chief financial officer of the Borrower that he has no knowledge of any Event of Default under Article VIII of this Agreement or of any event which, with notice or lapse of time, or both, would constitute an Event of Default under Article VIII of this Agreement, or if in the opinion of the chief financial officer of the Borrower any such Event of Default or other event shall exist, shall include a statement as to the nature and status thereof.

               (iv)   Filings.  Copies of all filings made by or concerning the
                      -------
Borrower with the Securities and Exchange Commission, or any Governmental Body in the states of Nevada, Oregon, Ohio or Washington delivered to Bank within ten days of such filing (other than tax returns filed with the taxing authorities for the states of Nevada, Oregon, Ohio and Washington) and such other statements, lists of property and accounts, budgets, Capital Expenditure plans, forecasts, and such other information and reports regarding Borrower or the Project as Bank may reasonably request.

          7.01(D)     Notices.  Promptly give written notice to the Bank of the
                      -------
occurrence of any Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default. The Borrower shall promptly give notice to the Bank of any pending or threatened litigation or other circumstance or matter of any nature whatsoever, which, in the opinion of a reasonably prudent lender reasonably exercised, would have a Material Adverse Effect on the ability of the Borrower to repay any amount due or to become due hereunder or any other Indebtedness due or to become due, including but not limited to,

Indebtedness due Persons other than the Bank. The Borrower represents and warrants that no such circumstance or matter exists as of the date hereof.

          7.01(E)    Compliance with Laws.  Conduct its operations and cause
                     --------------------
those of any Subsidiary to be conducted in material compliance with all Requirements of Law including but not limited to ERISA (for purposes of ERISA compliance, "its operations" shall include all operations of the "Borrower" as defined in Section 6.01(P) of this Agreement), FLSA, Environmental Laws, the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990 (as amended), land use and zoning, occupational health and safety, or residential care facility licensure.

          7.01(F)    Compliance with Agreement and Related Documents.  Perform
                     -----------------------------------------------
and comply with the terms and conditions of this Agreement and each Related Document.

          7.01(G)    Financial Covenants.  Maintain at all times until all
                     -------------------
Reimbursement Obligations are paid in full the following on a consolidated basis:

              (i) The difference between Current Assets less Current Liabilities shall be greater than or equal to $1,000,000, measured quarterly. For purposes of this calculation, Current Liabilities will exclude payments due under construction draw requests that have committed takeout financing.

              (ii) The sum of Tangible Net Worth plus Convertible Subordinated Debentures shall be greater than or equal to $175,000,000 measured quarterly.

              (iii) The Cash Flow Coverage ratio will be a two-tiered test, both of which would need to be in default to cause an Event of Default under this Agreement:

                     (a) The Borrower's ratio of Net Income (which shall exclude any restructuring, extraordinary or changes in accounting charges) + Interest Expense + Depreciation & Amortization divided by Interest Expense + pro-rata (for the quarter) scheduled principal payments on all Indebtedness + pro rata (for the quarter) annual fees relating to the Bonds and Letter of Credit shall be greater than or equal to 1.25:1.00, measured quarterly; and
                                                                        ---

                     (b) After nine months of operation, all real properties owned or operated by Borrower which are financed by U.S. Bank Bonds credit enhanced by a U.S. Bank Letter of Credit shall maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation & Amortization shall exceed the sum of Interest Expense + pro-rata
                            ------------
(for the quarter) scheduled U.S. Bank Bonds principal payments + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit by 1.25 times, measured quarterly.

          In the event Borrower is in default under both of the financial covenants set forth in 7.01(G)(iii)(a) and (b) above, Borrower shall not be in default under this Agreement if Borrower deposits $350,000 in cash collateral with Bank within 30 days and cures such default within 180 days thereafter. Bank will release the cash collateral to Borrower once Borrower has satisfied the financial covenants set forth in Section 7.01(G)(iii)(a) and (b) for two consecutive quarters.

          7.01(H)   Maintenance and Inspection of Records.  The Borrower shall
                    -------------------------------------
maintain adequate and complete records and books of account in accordance with Generally Accepted Accounting Principles, which books shall reflect all financial transactions of the Borrower, in accordance with Generally Accepted Accounting Principles. The Borrower shall permit any of the Bank's representatives to visit and inspect any of the properties of the Borrower, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its respective officers, employees and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the finances and affairs of the Borrower with the Bank or its accountants or other agents) all at such reasonable times and as often as may be reasonably requested.

          7.01(I)   Employee Benefit Programs.  Conduct its operations so that
                    -------------------------
the representations, warranties and covenants in Section 6.01(P) with respect to any Plan continue to be true during the term of this Agreement. For purposes of this Section 7.01(I), "its operations" shall include all operations of the "Borrower" as defined in Section 6.01(P) of this Agreement.

          7.01(J)   Indemnification.  Indemnify and hold harmless the Bank from
                    ---------------
and against any and all claims, actions, suits and other legal proceedings and from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses) which the Bank may incur (or which may be claimed against the Bank by any other Person or entity whatsoever (other than the Borrower) by reason of or in connection with (i) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit (except to the extent directly and actually resulting from the gross negligence or willful misconduct of the Bank); (ii) the execution, delivery, performance, breach (including but not limited to the inaccuracy when made of any representation or warranty), enforcement (including affirmative suits and the defense of any claim or liability whatsoever), collection, administration, and any amendment of this Agreement or any Related Document (requested by the Borrower); (iii) the offering, issuance, sale or distribution of the Bonds or the issuance of the Letter of Credit, including, but not limited to, any violation or alleged violation of any federal or state securities law or regulation or restriction of any nature; (iv) any suit, proceeding or governmental action brought or taken in connection with the execution and delivery of the Bonds or the use of (or proposed or potential use of) the proceeds of the Bonds or any drawing under the Letter of Credit; (v) any failure of the Bank to honor a drawing under the Letter of Credit as a result of a Government Act (as hereinafter defined); (vi) any loss or liability incurred by the Bank as a result of or in connection with the use, release or existence of hazardous wastes, toxic substances or the like on any property upon which any part of the Project is located, including but not limited to, the property subject to the Mortgage; or (vii) the Letter of Credit (except to the extent directly and actually resulting from the gross negligence or willful misconduct of the Bank), including but not limited to any violations or alleged violations of securities laws or regulations; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks set forth in (i) through (vii) above or otherwise involved in the issuance and maintenance of the Letter of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body
                                      -------    --------
("Government Acts"). The Bank shall not, in any way, be liable for any failure by the Bank to pay any draft under the Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank. Notwithstanding the foregoing, the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the direct and actual extent, caused by (i) the gross negligence or willful misconduct of the Bank in determining whether a draft or certificate timely and properly presented under the Letter of Credit complies with the terms of the Letter of Credit, or (ii) the Bank's wrongful failure to pay under the Letter of Credit after the timely and proper presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit and applicable law. Nothing in this Section 7.01(J) is intended to limit or shall limit any obligation of the Borrower to the Bank, including but not limited to the Reimbursement Obligations of the Borrower contained in
Article III.

     As between the Borrower and the Bank, the Borrower shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the Trustee or any transferee of the Letter of Credit ("transferee"). The Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted to the Bank by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for the use made of the Letter of Credit or any acts or omissions of the Trustee or any transferee or for failure of the Trustee or any transferee to comply fully with conditions required in order to draw upon the Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, wire, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of terms (except to the extent actually and directly resulting from the Bank's gross negligence or willful misconduct);
(vi) for reliance upon an oral statement or telecopy purportedly made or sent by the Trustee or any transferee in lieu of submission of any draft, annex, certificate or other document required under the Letter of Credit, or for any loss or delay in the transmission or otherwise of any draft, certificate or document required in order to make a drawing under the Letter of Credit or of the proceeds thereof; (vii) for the misapplication of the proceeds of any drawing under the Letter of Credit by the Trustee, any transferee or any Person to whom payment was made pursuant to order of the Trustee or any transferee;
(viii) for payment by the Bank under the Letter of Credit against presentation of documents which do not strictly comply with the terms of the Letter of Credit, including failure of any document to bear any or adequate reference to the Letter of Credit (except to the extent directly and actually resulting from the gross negligence or willful misconduct of the Bank); (ix) any delay in giving or failing to give any notice, demand or protest; and (x) for any consequence arising from causes beyond the control of the Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

     The Bank shall not be responsible for calculating the amount of, determining the authority for, or notifying the Borrower with respect to any draw on the Letter of Credit. In supplementation and not in limitation of the above provisions, any action taken or omitted by the Bank under or in connection with the Letter of Credit or the annexes, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the Borrower.

     Upon demand by Bank, the Borrower shall reimburse Bank for any reasonable legal or other expenses (including attorneys' fees) incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against the Bank, the Borrower, to the extent determined by Bank as necessary or advisable in order to protect the Bank's rights hereunder, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Bank).

     Borrower hereby expressly acknowledges that each reference to the Bank in this Section 7.01(J) is and shall be deemed to be a reference to all officers, agents, directors and counsel for or of Bank, which Persons shall be indemnified to the same extent and shall have the same rights and obligations of the Bank as if specifically named under this Section 7.01(J). The obligations of Borrower under this Section 7.01(J) shall survive payment in full of Borrower's obligations under this Agreement, all Related Documents and termination of the Letter of Credit.

          7.01(K)  Disclosure.  Make all written disclosure necessary to ensure
                   ----------
that this Agreement, the Official Statement and the Related Documents do not contain any untrue statement of a material fact as to the Borrower and, to the best of Borrower's knowledge, the Project, and do state all material facts necessary in order to make such statements contained herein or therein not misleading in light of the circumstances under which they were made.

          7.01(L)  Legal Existence.  Preserve and maintain its legal existence,
                   ---------------
rights, franchises and privileges in the jurisdiction of its organization and qualify and remain qualified as a corporation in each jurisdiction where the failure to so qualify would have a Material Adverse Effect on the business of the Borrower or its operations. The Borrower shall take all reasonable action to maintain all rights, privileges and franchises necessary or desirable to the normal conduct of its business, and will comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the business, operations, property or financial or other condition of the Borrower.

          7.01(M)  Maintenance of Business; No Mergers, Etc.  Cause its business
                   ----------------------------------------
to be carried on and conducted only in the ordinary course and not merge, consolidate, reorganize, liquidate, dissolve or otherwise dispose of, terminate or change the corporate structure of Borrower without the prior written approval of Bank which approval shall not be unreasonably withheld; provided, however, that Borrower may, without the prior written consent of Bank, merge with another corporation organized under the laws of one of the states of the United States so long as (a) there is no default and no event that with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or any Related Document either prior to or after giving effect to such merger; (b) the surviving corporation has a Tangible Net Worth in excess of $116,818,000; (c) the surviving corporation has a Debt-to-Worth ratio of no greater than 2.00:1.00 (Debt-to-Worth is defined as Total Funded Debt divided by Tangible Net Worth); (d) Bank receives an opinion of nationally recognized bond counsel that any such merger does not affect the tax-exempt status of interest on the Bonds; and (e) the surviving corporation expressly assumes all obligations of Borrower under this Agreement and each Related Document. Borrower shall notify Bank immediately if William McBride III ceases to be the Chief Executive Officer or Dr. Keren Brown ceases to be Chief Operating Officer/President of Borrower for any reason whatsoever and shall provide Bank with the names and qualifications of any successors appointed to such positions. Borrower shall cause its properties to be maintained, preserved and kept in accordance with Requirements of Law and in good repair, working order and condition and cause all needful and proper repairs, renewals and replacements thereof to be made. Borrower shall not change in any material way the design, ownership, concept or management of any of the real properties constituting the Project without the prior written consent of the Bank. Upon demand of the Bank, Borrower shall correct any structural defect in any of the real properties constituting the Project or any material departure from the plans and specifications therefor approved by any Governmental Body or any encroachment by any part of any of the real properties constituting the Project or any other structures on or over any building lines, easements, property lines, or other restricted areas which any survey or inspection reflects. Borrower shall not sell, lease or otherwise dispose of a significant portion (in the opinion of Bank) of its properties and assets (except as provided in Section
10.05 of this Agreement) until payment in full of all Indebtedness under this Agreement, provided, however, that nothing in this Section shall prevent Borrower from selling, leasing, abandoning or otherwise disposing of worn out or obsolete property so long as the proceeds of such sale are used to purchase replacement property of at least comparable quality, value and utility. Borrower shall not sell, lease or otherwise dispose of more than ten percent (10%) of its properties and assets (except in the ordinary course of its business) and distribute such sale proceeds to its shareholders until payment in full of all Indebtedness under this Agreement without the prior written approval of Bank which approval shall not be unreasonably withheld.

          7.01(N)  Claims.  Promptly pay or otherwise satisfy, and discharge all
                   ------
of its Indebtedness, Contractual Obligations and all demands and claims against it as and when the same become due and payable, other than any thereof whose validity, amount or collectability is being contested in good faith and for which reserves to which Bank has consented have been set aside.

          7.01(O)  Liens.  Not cause or permit any Liens to be filed against any
                   -----
of the real properties constituting the Project or any part thereof except those Liens to which Bank has consented pursuant to the provisions of Section 6.01(I) or which are permitted pursuant to the provisions of Section 7.01(U).

          7.01(P)   Insurance.  Maintain for itself such insurance against loss
                    ---------
or damage to any of the real properties constituting the Project of the kinds customarily insured against by Persons similarly situated, with reputable companies or with the United States government or any agency or instrumentality thereof, in such amounts and by such methods as shall be adequate or by a reasonably prudent amount of self-insurance, and will at all times maintain or cause to be maintained in full force and effect, with reputable companies and in such amounts and by such methods as shall be adequate, together with professional liability (malpractice) insurance and public liability insurance against loss or damage to it for bodily injury or death in or about any premises occupied by it, and liability insurance against loss or damage to it for bodily injury or death or injury to property occurring by reason of the operation by it of any motor vehicle or other equipment. The requirements of this Section 7.01(P) shall be in addition to insurance provisions contained in the Mortgage or any other Related Document. Upon demand by the Bank, Borrower shall furnish to Bank certificates of insurance or duplicate policies evidencing such insurance together with evidence to the satisfaction of Bank that Bank is shown as a loss payee to the extent of its insurable interest.

          7.01(Q)   Third Party Beneficiary.  The Borrower acknowledges that in
                    -----------------------
addition to all rights and benefits of Bank herein, the Bank is a beneficiary of all representations, warranties, and covenants made by the Borrower to or for the benefit of owners of Bonds or made in any Related Document to or for the benefit of any Person.

          7.01(R)   Special Statutes.  To the best of Borrower's knowledge,
                    ----------------
issuance of the Bonds, the proposed use of Bond proceeds, and execution, delivery and performance of the Reimbursement Agreement and the Related Documents does not violate any Requirement of Law, including, but not limited to nursing home and certificate of need requirements, if any. Each of the Projects contains automatic fire extinguishing systems and fire alarm systems required by the Ohio Revised Code. Each of the real properties constituting the Project is duly licensed as a residential care facility by the Ohio Department of Health. Borrower is eligible for reimbursement as a health care provider under Ohio state law and private insurance programs, if applicable.

          7.01(S)   Operation of the Project.  So long as the Reimbursement
                    ------------------------
Obligations under this Agreement remain outstanding, the Borrower shall operate all of the real properties constituting the Project with a full-time residential care administrator licensed by the State of Ohio and in accordance with the requirements of Chapter 3721 of the Ohio Revised Code governing Residential Care Facilities. Borrower shall not appoint a third party to manage and operate any Project without Bank's prior written consent which consent shall not be unreasonably withheld.

          7.01(T)   Amendments.  Not modify, supplement, amend or consent to the
                    ----------
modification, supplementation or amendment of the Indenture, or any Supplemental Indenture or any other Related Document in any respect whatsoever, and not accept the benefit of any waiver of any provision or condition of the foregoing, without the prior written consent of the Bank.

          7.01(U)       Liens.  Not create, assume or suffer to exist (excluding
                        -----
Liens listed on Exhibit C hereto) any Lien (including the lien of an attachment, judgment or execution) or security interest, securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired, which secures the Reimbursement Obligations except:

                 (i) Liens or charges for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings diligently prosecuted upon stay of execution of the enforcement thereof;

                 (ii)   Deposits or pledges securing (1) statutory obligations;
(2) surety or appeal bonds; (3) bonds for release of attachment, stay of execution or injunction; or (4) performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, for purposes of like general nature in the ordinary course of the Borrower's business;

                 (iii) Easements, rights of way, covenants, restrictions and other encumbrances affecting the Borrower's property, whether or not currently existing, which are accepted in writing by Bank and (1) do not directly or indirectly constitute a lien securing an obligation for the payment of money and
(2) have no Material Adverse Effect on the use of such property for its purposes; and

                 (iv) Minor irregularities in the title to any such property which have no Material Adverse Effect on the use of such property for its purposes and which are accepted in writing by Bank.

          7.01(V)       Residential Care Facility. Borrower shall operate each
                        -------------------------
of the Projects as a licensed residential care facility in compliance with all requirements of Chapter 3721 of the Ohio Revised Code. Borrower shall at all times maintain in full force and effect all licenses required, to operate a residential care facility for the elderly from the Ohio Director of Health. Borrower shall at all times insure that each Project are used, occupied, operated and maintained in compliance with any special conditions noted on any certificate of use and occupancy issued for such Project.

          7.01(W)       Optional Redemption.  The Borrower agrees to cause the
                        -------------------
Trustee to select all Pledged Bonds before any other Bonds for optional redemption by the Borrower pursuant to the Indenture. The Borrower agrees to cause the Trustee to select Taxable Bonds before Tax-Exempt Bonds for optional redemption by the Borrower pursuant to the Indenture. The Borrower shall optionally redeem Bonds in accordance with the mandatory sinking fund payment schedule annexed hereto as Exhibit D-2.

          7.01(X)       Conditions Precedent.  Each condition precedent to the
                        --------------------
issuance of the Bonds has been satisfied in full, and Borrower intends to use the proceeds of the Loan solely for a purpose or purposes set forth in and as authorized by the Mortgage Loan Documents and the Indenture.

          7.01(Y)       Required Debt Service Payments. Commencing on the first
                        ------------------------------
day of July 1, 1998, and on the first day of each and every month thereafter, the Borrower shall pay Bank the monthly interest payments on the Bonds and the monthly Letter of Credit draw fee in the amounts set forth in the Schedule annexed hereto as Exhibit D-1 and by this reference incorporated herein. Principal payments for annual optional redemption of Bonds in the amount set forth on Exhibit D-1 shall be paid by Borrower to Bank no later than twenty-four
(24) hours prior to the date of optional redemption for such Bonds. Borrower shall deliver a direction letter to Trustee on the Date of Issuance requesting optional redemption of Bonds in accordance with said schedule in the form of Exhibit D-2 attached hereto.

          7.01(Z)       Ongoing Representations and Warranties.  The provisions
                        --------------------------------------
of Section 6.01(A), 6.01(F), 6.01 (G), 6.01(J), 6.01(K), 6.01(L), Section
6.01(M), Section 6.01(O), Section 6.01(P), Section 6.01(Q), Section 6.01(S)
(except to the extent Borrower obtains waivers from the appropriate Governmental Bodies) and Section 6.01(T) (except to the extent Borrower obtains waivers from the appropriate Governmental Bodies) shall survive the Date of Issuance and shall continue until all Reimbursement Obligations under this Agreement have been paid in full.

     SECTION 7.02.      Conditions Precedent to Disbursements of Bond Proceeds.
                        ------------------------------------------------------

          A.     Conditions of Disbursements.  Prior to any disbursement of Bond
                 ---------------------------
proceeds to refinance acquisition of a Project, the following conditions must be satisfied:

                 1. Bank's receipt of an MAI appraisal for the applicable Project in form, substance and amount satisfactory to Bank;

                 2. Bank's receipt of an ADA Questionnaire and Disclosure Statement and ADA Certificate of Compliance for the applicable Project satisfactory to Bank;

                 3. Evidence acceptable to Bank that all utility services necessary for the uninterrupted and orderly operation of the applicable Project are available to such Project at the boundaries thereof. All connections have been made to abutting public water, sewer, storm drains, gas and electrical facilities;

                 4. Evidence acceptable to Bank that the applicable Project is accessible via completed, dedicated streets which have been accepted for public maintenance and use by the appropriate local government unit depending on location, or that an easement creating a perpetual right of public access to a publicly dedicated street, road or highway is in effect;

                 5. If requested by Bank, an ALTA survey for the applicable Project certified to and satisfactory to Bank and the title insurance company that will be insuring the Mortgage;

                 6. Budget for the applicable Project (including certified final cost breakdown) satisfactory to Bank;

                 7.     Final certificate of occupancy for the applicable
Project;

                 8. All licenses, permits and approvals necessary to own and operate the applicable Project;

                 9. Recordation with the Recorder of each county in which any real property comprising the Project is located of a duly executed original Land Use Restriction Agreement, Open-End Variable Rate Mortgage, Assignment of Leases and filing with the Secretary of State's office of appropriate UCC financing statements; receipt by the Bank of an ALTA extended coverage mortgagee's policy of title insurance (Form B-1970 with 1984 revisions), issued by a title insurance company satisfactory to Bank and in favor of Bank as the insured with liability in the Stated Amount showing title to such Project legally described in Exhibit A to the Mortgage vested in fee in the Borrower and insuring the first lien priority of the Mortgage subject only to the Liens authorized in writing by Bank, and containing such endorsements as are requested by Bank;

                 10. Evidence of "all-risk" property, special form property insurance coverage, rental loss, professional liability and comprehensive commercial general liability insurance for such Project in form, substance and amount satisfactory to Bank naming the Bank as loss payee or additional insured as appropriate;

                 11. A certificate by an architect or other person or entity acceptable to Bank confirming that such Project has been constructed and completed substantially in accordance with the plans and specifications approved by the Government Body with jurisdiction over such Project, and complies with all applicable building codes and zoning ordinances and all other applicable federal and state laws, rules, regulations, codes and orders;

                 12. The receipt by the Bank of copies of all final unconditional certificates of occupancy and other permits, if any, evidencing that such Project complies with all applicable zoning ordinances, building and use restrictions and codes and any requirements with respect to licenses, permits, and agreements necessary for the lawful use and operation of the Project and that necessary utilities and municipal services required for the Project are in place.

                 13. The representations and warranties of Article VI are true and correct.

                 14. Receipt by the Bank of a certified copy of a policy of property insurance with extended coverage on the basis of 100% of full replacement cost of all improvements on the Project with a mortgagee clause attached in favor of U.S. Bank National Association, 1420 Fifth Avenue, 11th Floor, Mail Code WWC 395, Post Office Box 720 (98111-0720), Seattle, Washington 98101, Attention: Northwest Washington Corporate Banking, subject to Bank's acceptance of the insuring company and evidence satisfactory to Bank that professional liability, public liability, property damage, special form property insurance coverage, worker's compensation insurance, and all other insurance required pursuant to the Mortgage are being covered in amounts satisfactory to Bank.

               15. The amount to be disbursed by Bank with respect to any of the real properties constituting the Project shall not exceed the lesser of 75% of (a) the Appraised Value of such property or (b) 75% of actual construction costs certified by the Borrower and approved by bond counsel as eligible for reimbursement from Bond proceeds. Appraised Value shall mean the value of such property determined by the Bank after internal review of an MAI appraisal prepared in accordance with FIRREA requirements.

               16. Receipt by the Bank of a certificate of the Architect with respect to compliance by the Project with the American with Disabilities Act and the Fair Housing Act Amendments of 1988 (collectively the "Access Laws").

               17. Receipt by the Bank of an executed certificate of compliance and indemnification with respect to Access Laws.

               18. There is no default by Borrower under this Agreement or any of the Related Documents.

               19. The Borrower has accepted the specific real property for which disbursement is sought as complete.

               20. The Borrower shall have provided evidence reasonably satisfactory to the Bank that all construction costs associated with such real property have been paid in full.

               21. The Borrower shall, if required by the title insurance company have signed an indemnity agreement to permit the title policy to be issued showing the Mortgage as a first lien without exception for mechanics' or materialmen's liens.

               22. The period for filing workmen's and materialmen's liens has expired or releases of liens in form and substance satisfactory to Bank have been obtained.

               23. Receipt of evidence of full payment for personal property in which Bank has a security interest.

               24. There has been no condemnation, casualty, or catastrophe which has a Material Adverse Effect on the value of the security for the Project.

               25. Appropriate amendments duly executed by Borrower in recordable form are recorded in the applicable real property records of the counties in which all other Projects are located amending each previously recorded Mortgage, Assignment of Leases, and UCC financing statements, if applicable.

               26. Bank receives 110.5 and other applicable endorsements to each of the title insurance policies with respect to all other Projects in form and substance satisfactory to Bank insuring the continued first lien priority of the Mortgage with no additional liens, encumbrances or other exceptions except those approved by Bank in its sole and absolute discretion.

          B.   Disbursements Generally.  There shall be no disbursement out of
               -----------------------
the Mortgage Loan Fund held by the Trustee without the written approval of Bank, which approval shall be given in accordance with the provisions of this Agreement and the Mortgage Loan Documents. Bank is hereby authorized without any request or direction by Borrower, to approve disbursements out of the Mortgage Loan Fund held by the Trustee and other deposits, if any, of the Borrower with the Trustee, from time to time to pay interest on the Bonds, to reimburse Bank for drawings made on the Letter of Credit or to pay directly Bank's expenses and advances, whether or not there are adequate reserves therefor in accordance with the provisions of this Agreement. Bank shall provide Borrower with invoices prior to each disbursement of funds out of the Mortgage Loan Fund held by the Trustee.

     SECTION 7.03.  Assignment/Miscellaneous.
                    ------------------------

          A.  Borrower Assignment.  Borrower may not convey, assign, mortgage,
              -------------------
pledge, transfer, hypothecate, encumber or otherwise dispose of its rights or obligations under this Agreement, the Related Documents, or the Project (except as provided in the Mortgage) without the prior written consent of Bank. A breach of this provision, directly or indirectly, shall be an Event of Default under this Agreement and shall not vest any rights in the purported transferee.

          B.  Bank Assignment.  Bank may assign its rights and obligations in
              ---------------
and to this Agreement and the Related Documents to another lender having the financial ability to perform Bank's obligations. Any such assignment by Bank shall be deemed to have been made pursuant to this Agreement and not to be a modification hereof, and the disbursements made by any such assignee hereunder shall be evidenced and secured by the Mortgage.

          C.  Advertising.  Bank reserves the right to publicize the financing
              -----------
of the Project and may include in publicity releases, if applicable, the names of the principals and a general description of the Project, its occupancy and use. Borrower shall have the right to review and comment on such publicity releases prior to their publication.

                                 ARTICLE VIII
                               EVENTS OF DEFAULT

     SECTION 8.01.   Events of Default; Acceleration and Remedies.  The
                     --------------------------------------------
following shall be defaults under this Agreement and the terms "Event of Default", "default" or "Default" shall mean any one or more of the following events:

          (a) The Borrower shall fail to pay or cause to be paid any amount of money required under this Agreement or any of the Related Documents when due; or

          (b) Any Lien(s) of Bank in any portion of the collateral which secures Borrower's Reimbursement Obligations under this Agreement shall, for any reason, be impaired or cease to exist as valid and binding first priority Liens (other than for Liens expressly permitted under Sections 7.01(O) and/or 7.01(U) of this Agreement) which is not remedied to the satisfaction of Bank within thirty (30) days following written notice to Borrower or a Material Adverse Effect shall have occurred with respect to any material portion of the collateral which secures Borrower's Reimbursement Obligations under this Agreement as result of any uninsured loss or theft or any material portion of such collateral becomes the subject of or affected by any forfeiture, seizure or similar claim which is not remedied to the satisfaction of Bank within thirty
(30) days following written notice to Borrower; or

          (c) The Borrower shall fail to perform, keep or observe any term, covenant, agreement, warranty, or condition (not involving a payment obligation) of Borrower contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notification thereof shall have been given to the Borrower by the Bank; notwithstanding the preceding clause, if
                                        ------------------------------------
the Default is of a nature that is not susceptible to cure within 30 days and if the Borrower commences to cure the Default within said period, the Borrower shall not be deemed to be in Default if it diligently prosecutes said cure thereafter to completion and, notwithstanding such diligence, cures said Default by the sixtieth (60th) day after the date of said written notification; or

          (d) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement any Related Document shall prove to have been untrue when made; or

          (e) There is an event of default under any recourse Indebtedness of the Borrower with a principal balance in excess of ten percent (10%) of Borrower's Tangible Net Worth which has not been either (i) waived in writing by the lender with respect thereto or (ii) cured to the satisfaction of the affected lender prior to the expiration of applicable cure periods, if any; or

          (f) Final judgment which is no longer the subject of any good faith appeal is entered against the Borrower for an amount in excess of ten percent (10%) of Borrower's Tangible Net Worth unless such judgment is paid, discharged or settled within thirty (30) days following entry of such final judgment; or

          (g) There is any (i) default in the payment of principal or interest on the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 or any default under that certain Reimbursement Agreement dated as of December 1, 1995 by and between LTC Properties, Inc. and Bank or (ii) default in the payment of principal or interest on the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (Assisted Living

Concepts, Inc. Project), Series 1997 or any default under that certain Reimbursement Agreement dated as of July 1, 1997, by and between Borrower and Bank which has not been either (i) waived in writing by Bank or (ii) cured to the satisfaction of Bank prior to the expiration of applicable cure periods, if any; or

          (h) A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any Plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code; a Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under Title IV of ERISA; or the Borrower (for purposes of this paragraph, "Borrower" shall have the meaning set forth in Section 6.01(P) of this Agreement) has incurred or is likely to incur a liability to or on account of a Plan in connection with the complete or partial termination of, or complete or partial withdrawal from, any Plan covered or previously covered by Title IV of ERISA, which liability or material risk of liability, in the opinion of the Bank, will have a Material Adverse Effect upon the business, operations or the financial condition of the Borrower or such subsidiary; or

          (i) The Borrower shall dissolve or liquidate or take an equivalent action or an involuntary petition shall have been filed under any federal or state bankruptcy, reorganization, insolvency, moratorium or similar statute against the Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official shall be appointed to take possession, custody, or control of the property of the Borrower, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment; or the Borrower shall become insolvent or admit in writing its inability to pay its debts as they mature, or shall file any petition or action for relief relating to any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition is withdrawn or ceases to be in effect within sixty (60) days from the date of such filing; or the Borrower shall make an assignment for the benefit of creditors or enter into an agreement of composition with its creditors; or the Borrower shall fail generally to pay its debts as they become due; fail to promptly have discharged any judgment, execution, garnishment or attachment of such consequence as could have a Material Adverse Effect on the ability of the Borrower to carry on its operations as presently conducted or to fulfill its obligations under this Agreement or any of the Related Documents; or

          (j) The Borrower has failed to deliver to the Trustee (with a copy to the Bank and the Issuer) within five (5) days following written notice from Bank of the occurrence of an "event of default" under any Related Document which was not cured within the applicable cure period, its notice to optionally redeem in whole the principal amount of all Bonds then outstanding together with interest accrued thereon to the date of redemption, or having timely given such notice, Borrower thereafter fails to deposit with Bank on or prior to the date fixed for such redemption, the redemption price for all Bonds including the amount of accrued interest payable on the redemption date and premium if any.

     With respect to any Event of Default, (i) in any such event described in
Section 8.01(i), all amounts due or to become due under this Agreement shall automatically be due and payable without notice or demand or any action whatsoever by the Bank; and (ii) in all other Events of Default the Bank may, upon notice (of any nature allowed by law) to the Borrower, declare all amounts of any nature whatsoever payable under this Agreement or the Related Documents, to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and may, without notice to the Borrower, deliver Annex D to the Letter of Credit to the Trustee.

     In addition, upon any Event of Default, the Bank may at its election, without prior notice or demand, (1) require the Borrower to deposit immediately with the Bank in cash, out of legally available funds, as security for the obligations of the Borrower to Bank hereunder, under any Related Document and under the Letter of Credit, a sum equal to the then Stated Amount of the Letter of Credit (as defined therein) and to institute legal proceedings against the Borrower to collect that sum if it is not deposited on demand; and (2) without further notice or demand, exercise any or all rights available to it under this Agreement, in equity or by applicable law, including but not limited to (at the sole option of the Bank), all actions that could be taken by a secured party under the Ohio Uniform Commercial Code. If the deposit required by clause (1) of this paragraph is not timely made, Borrower hereby agrees that Bank may from time to time withdraw all or part of the required amount from any funds of Borrower then held by Bank without demand, notice or liability for such withdrawal(s), except that all amounts withdrawn shall be held by the Bank for the purposes specified in clause (1). The Borrower specifically grants Bank a security interest in such moneys and deposit and all income thereon. Borrower further agrees that the Bank may provide notice to the Trustee upon any Default hereunder for the purpose of causing acceleration and payment of all Bonds pursuant to Article VIII of the Indenture. No action taken by Bank shall be deemed to be an election of remedies by Bank, it being the intention of the parties that Bank shall be entitled to exercise all remedies separately or concurrently and in any manner allowed by law.

                                  ARTICLE IX
                                   SECURITY

     SECTION 9.01.  Funds, Accounts and Security Agreement.  The Borrower
                    --------------------------------------
represents, certifies, warrants and covenants to the Bank that all monies from time to time on deposit in the Funds and accounts established under the Indenture shall be held by Trustee in trust for the owners of the Bonds and the Bank until full payment of the principal of and interest on the Bonds and of all obligations of the Borrower to the Bank under this Agreement or the Related Documents.

          The Borrower hereby makes to the Bank or Trustee (as the case may be) for the equal benefit of the Bank and owners of the Bonds, all pledges, assignments, grants, covenants and agreements set forth in the Indenture and the Loan Agreement and all pledges, grants of liens and security interests and covenants contained therein are incorporated herein by this reference as if fully set forth herein. The Borrower hereby consents to the Bank's status as a beneficiary under the Indenture and acknowledges that the Trust Estate of the Indenture (as defined therein) as supplemented from time to time secures not only the payment of the Bonds but also secures the payment of all sums due or to become due the Bank pursuant to this Agreement or any Related Document.

     SECTION 9.02.  Funding and Maintaining the Funds.  Until the principal of
                    ---------------------------------
and interest on the Bonds shall have been fully paid and until all other sums of every nature whatsoever due or to become due the Bank pursuant to this Agreement or any Related Document are paid in full, the Borrower shall maintain the Funds and cause moneys to be deposited in each fund or subaccount thereof in accordance with the terms of the Indenture and this Agreement in amounts sufficient to pay all principal of and interest on the Bonds as well as all other sums due or to become due to the Bank pursuant to this Agreement or any Related Document.

     The Borrower agrees that whenever any sum is required to be placed in any of said Funds by the terms of any agreement and whenever any other sum is due and owing the Bank under this Agreement or the Related Documents, the Borrower shall place sufficient moneys in said Funds to pay such sums. The Borrower further agrees that the Trustee is authorized and hereby directed to forward such sums to the Bank in accordance with the Indenture or this Agreement. Nothing contained herein shall impair the right of the Bank to demand and receive payment directly from the Borrower in lieu of or notwithstanding funding of said Funds, which demand shall be at the sole option of the Bank. The Borrower hereby represents, certifies and warrants to the Bank that payment of all debt due or to become due Bank by virtue of this Agreement is payable from (in addition to said Funds and the trust estate of the Indenture) all other available sources of moneys to the Borrower whether now or hereafter existing.

     SECTION 9.03.  Interest of Bank and Owners of Bonds. Any moneys transferred
                    ------------------------------------
by the Trustee from any of the Funds for payment on the Bonds or sums due the Bank shall continue to be held in trust for the owners of the Bonds and the Bank until disbursement or deemed disbursement of such moneys by the Trustee to owners of the Bonds or, to the extent not inconsistent with the rights of the Owners of the Bonds, to the Bank.

     The Borrower agrees to deliver copies of this Agreement and the Indenture to the Trustee on the date of execution or adoption of the aforesaid to provide specific notice of the trust for the Bank and the owners of the Bonds in the moneys in the Funds and to provide notice for all other purposes, including but not limited to notice to all persons of the security interests, pledges and liens granted to or for the benefit of the owners of Bonds and the Bank in said Funds.

     SECTION 9.04.  Transfers and Other Liens. The Borrower agrees that it will
                    -------------------------
not (i) sell or otherwise dispose of any interest in the monies in the Funds except as provided herein or in the Indenture, or (ii) create or permit to exist any pledge, Lien, security interest, or other charge or encumbrance of any nature whatsoever upon or with respect to the gross revenues or moneys in the Funds (except the interest of the Bank or of the owners of the Bonds and as otherwise allowed in the Indenture).

     SECTION 9.05.  Priority Of Payment; Application of Sums Upon Notice of
                    -------------------------------------------------------
Default.  Upon any drawing under the Letter of Credit honored by the Bank,
- -------
the Bank shall have priority
over the owners of the Bonds to all sums then or thereafter in any of the Funds to the extent of any such drawing (but only to such extent). Upon an Event of Default and delivery to the Trustee of notice in the form of Annex D to the Letter of Credit, the Trustee shall apply all sums in the Funds available for payments on the Bonds to payment of obligations of the Borrower in the following priority: first, any other payment then due the owners of the Bonds; second, to the reimbursement of the Bank for any amount honored by the Bank pursuant to the Letter of Credit; and third, payment of any sums then due the Bank pursuant to this Agreement or the Related Documents.

     SECTION 9.06.  Acknowledgment Regarding Funds and Accounts. The Borrower
                    -------------------------------------------
hereby represents, warrants and certifies to the Bank that:

          (a) The Trustee, on behalf of the owners of the Bonds and the Bank, has been granted a valid first priority security or other interest in or lien upon and assignment of the monies from time to time on deposit in the Funds and Accounts which is not and will not be subject to attachment, judgment lien or any interest of any nature whatsoever of any other creditor of the Borrower or the Borrower, whether now or hereafter existing; and

          (b) no other lien or pledge or other encumbrance of any nature whatsoever is prior to the interest of the Bondholders and Bank.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.01.  Amendments, Etc.  No amendment or waiver of any provision
                     ---------------
of this Agreement or any Related Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 10.02.  Notices, Etc.  Except as otherwise provided in this
                     ------------
Agreement or as otherwise allowed to Bank by law, all notices, requests, demands or other communications shall be in a writing addressed to the respective party at the address given below or to such other address as the parties may from time to time specify in writing. Notice shall be deemed to have been given when (a) personally delivered, (b) given by a telex or machine-confirmed facsimile, or
(c) after placement in the U.S. mails as certified or registered, return receipt requested, first-class postage prepaid, the receipt indicates delivery or refusal or failure to accept delivery:


     If to the                     Assisted Living Concepts, Inc.
     Borrower:                     9955 SE Washington, Suite 201
                                   Portland, Oregon  97216
                                   Attention: Chief Financial Officer
                                   Telecopy: (503) 252-6597

     With a copy to:               Assisted Living Concepts, Inc.
                                   9955 SE Washington, Suite 303
                                   Portland, Oregon  97216
                                   Attention: Sandra Campbell
                                              General Counsel and Secretary
                                   Telecopy: (503) 255-9948

     If to the Bank:               U.S. Bank National Association
                                   Northwest Washington Corporate Banking
                                   1420 Fifth Avenue, 11th Floor
                                   Mail Code WWC 395
                                   P.O. Box 720 (98111-0720)
                                   Seattle, Washington  98101
                                   Attention: Deborah S. Watson
                                              Vice President
                                   Telecopy:  (206) 344-2887

     If to the Trustee:            PNC Bank, National Association
                                   201 East Fifth Street
                                   Cincinnati, Ohio  45202
                                   Attention:  Corporate Trust Department
                                   Telecopy:  (513) 651-7901

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

     SECTION 10.03.  No Waiver; Remedies.  No failure on the part of the
                     -------------------
Bank to exercise, and any delay in exercising, any right under this Agreement or any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the aforesaid preclude any other or further exercise thereof or the exercise of any other right from time to time and as often as the Bank may deem expedient and without notice (except any notice which is specifically required by written agreement). The remedies provided in this Agreement or the Related Documents are cumulative and not exclusive of any remedies provided by law or in equity, now or hereafter existing.

     SECTION 10.04.  Accounting Terms.  All accounting terms not
                     ----------------
specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.

     SECTION 10.05.  Partial Release.  Provided Borrower is not in default under
                     ---------------
any of the covenants, conditions, warranties or representations hereunder or under any other document evidenced or securing this Agreement or under any of the Related Documents, Bank agrees to release from the lien of the Mortgage from time to time, one or more of the properties constituting the Project and legally described in Exhibit B-1 through B-6 attached hereto (each, a

"Release Parcel") upon satisfaction of the following terms and conditions and only upon satisfaction of the following terms and conditions:

          (a) Borrower shall notify Bank and Bond Trustee in writing on or before the dates specified in the Reimbursement Agreement and the Indenture, respectively, for providing notice of optional redemptions of Bonds;

          (b) Borrower shall have otherwise complied with all requirements set forth in the Reimbursement Agreement, the Indenture and any other of the Related Documents and shall have secured the consent of all parties required under those agreements;

          (c) Payment by Borrower to Bank with respect to the Release Parcel of a partial reconveyance fee equal to 100% of the Net Proceeds of Sale (as hereinafter defined) from the sale of the Release Parcel (to be applied to optional redemption of Bonds pursuant to the Indenture) provided, however, that in no event shall the partial reconveyance fee be less than the original principal amount of Bond proceeds disbursed with respect to such Release Parcel less any principal payments made and allocated by Beneficiary to such Release Parcel prior to the date of optional redemption of Bonds;

          (d) Bank shall have received an opinion from nationally recognized bond counsel that such sale of the Release Parcel and optional redemption of Bonds as a result thereof does not adversely affect the tax-exempt status of interest on the Tax-Exempt Bonds; and

          (e) The Stated Amount of the Letter of Credit after giving effect to such optional redemption and corresponding reduction in the Stated Amount of the Letter of Credit shall not exceed 75% of the Appraised Value of the remaining Project; and

          (f) Borrower shall, at its sole cost and expense, deliver an endorsement to each of Bank's policies of title insurance insuring that the release of the Mortgage as to the Release Parcel will not affect the first lien priority of the Mortgage on the remaining Project and without any additional exceptions to its policies which would have priority over Bank except those approved by Bank in its sole and absolute discretion. Borrower shall pay all costs and expenses incurred in connection with any such reconveyance, including but not limited to recording fees, premiums for title insurance endorsements and escrow fees, if any charges by the title insurance company or other closing agent.

     Net Proceeds of Sale shall be defined as the gross proceeds of sale of any Release Parcel less broker's commission, title insurance, escrow fees and recording fees, real estate excise taxes and normal prorations of real estate taxes, water and other utilities constituting liens against the Release Parcel, if any.

     Any release or partial release of a Mortgage as to any Release Parcel shall in no way release, modify, discharge, impair or otherwise affect the validity of enforceability of the Reimbursement Agreement, the Mortgage, the Land Use Restriction Agreement or any of the Related Documents or any of the obligations of Borrower's obligations hereunder or thereunder.

     SECTION 10.06.  Security Costs, Expenses and Taxes.  In addition to the
                     ----------------------------------
fees and expenses the Borrower has agreed to pay pursuant to Section 4.05 hereof, the Borrower also agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, continuation, maintenance, administration, partial release and termination of the liens, or security interests or other interests granted by the Borrower in any Related Document or any other documents to be delivered under the Related Documents. The Borrower further agrees to pay all title insurance and recording fees and costs of every nature whatsoever incurred by Bank (if any).

     SECTION 10.07.  Binding Effect; Assignment. This Agreement shall become
                     --------------------------
effective when it shall have been executed by the Borrower and the Bank and thereafter shall be a continuing obligation binding upon and inuring to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights or obligations hereunder or under any Related Document (including but not limited to any rights in Bond proceeds) or any interest herein or therein without the prior written consent of the Bank. The Bank without the consent of the Borrower, may sell, transfer, assign, negotiate, pledge or otherwise hypothecate or participate all or any portion of this Agreement, or grant participations herein, in the Letter of Credit or in any of its rights or security hereunder or under the Related Documents, including without limitation, the instruments securing the Borrower's obligations hereunder. No such disposition by the Bank, however, will relieve the Bank of its obligation under the Letter of Credit. In connection with any such disposition or in connection with any examination of the Bank, the Bank may disclose to the proposed transferee or regulatory authority any information that the Borrower is required to deliver to the Bank or to which the Bank is otherwise entitled pursuant to this Agreement or any Related Document from time to time. Bank may also disclose such information to its affiliates.

     SECTION 10.08.  Governing Law. This Agreement shall be governed, construed
                     -------------
and enforced in accordance with the laws of the State of Ohio. The Borrower agrees to submit to the jurisdiction of the state or federal court selected by Bank, and venue of any action concerning this Agreement or any Related Document shall be held in King County, Washington or any county in Ohio in which any of the real properties constituting the Project are located as the Bank may request.

     SECTION 10.09.  Entire Agreement. This Agreement constitutes the entire
                     ----------------
agreement between the parties regarding the terms hereof and supersedes any and all other agreements relating to the subject matter of this Agreement, oral or written, among any or all of the parties (except for the Related Documents). The headings of the various sections and subsections of this Agreement and of any Related Documents are for convenience of reference only and do not constitute a part of the respective document and shall not affect the meaning or construction of any provision. No amendment, waiver or forbearance of any provision of this Agreement or of any Related Document shall be effective unless the same shall be in a writing signed by the party intended to be bound. Any such waiver or forbearance shall only be effective for the specific purpose and in the specific instance given and not for other or subsequent purposes or instances and no forbearance or waiver shall affect Bank's right to refuse further forbearances or waivers. If any portion of this Agreement or any Related Document is held to be invalid or unenforceable, the remaining portions and provisions and conditions thereof regarding Borrower's obligations shall remain in full force and effect. Time is of the essence of this Agreement and each Related Document. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     SECTION 10.10.  JURY WAIVER.  BORROWER AND BANK EACH HEREBY WAIVE ANY RIGHT
                     -----------
TO TRIAL BY JURY OF ANY CLAIM ARISING OUT OF THIS AGREEMENT, THE LETTER OF CREDIT AND ANY RELATED DOCUMENT, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND HEREBY CONSENT AND AGREE THAT ANY SUCH CLAIM MAY BE DECIDED BY TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER AND AGREEMENT CONTAINED HEREIN.

     SECTION 10.11.  Securities Law.  The Borrower acknowledges and agrees that
                     --------------
except for the information describing the Bank supplied by the Bank and except for matters stated in the opinion of Bank's counsel, neither the Bank in its capacity as issuer of the Letter of Credit (nor its counsel) (a) has and shall not be deemed to have made any representation regarding sale of the Bonds or the financial strength, integrity or revenues of the Borrower; (b) has any responsibility or liability for the issuance, offer or sale of the Bonds; (c) has participated in the preparation of the Official Statement (except with respect to supplying information about the Bank) or is responsible or liable for any statements contained therein or omissions therefrom, or for the accuracy or completeness thereof; and that (d) nothing contained in this Agreement, the Official Statement or any of the Related Documents is intended to impose any liability or responsibility related to the aforesaid on the Bank or its counsel.

     For use in the Official Statement, the Bank agrees to supply the aforesaid descriptive information and, within thirty (30) days of the Borrower's written demand therefor, an updated version of said information for use in any subsequent or amended Official Statement regarding the Bonds. Upon written request therefor, the Bank shall, as soon as practical, also supply copies of the Bank's annual report. To the extent other information is requested of the Bank, the Borrower agrees to pay all expenses and fees of every nature whatsoever (including reasonable attorneys' fees) incurred by the Bank in connection therewith.

     SECTION 10.12.  Subrogation.  Notwithstanding the fact that the Bank's
                     -----------
obligation under the Letter of Credit is primary, as opposed to the secondary obligation of a guarantor, Borrower expressly agrees that Bank shall be subrogated to all rights of every nature whatsoever of the owners of Bonds or the Trustee in or to the entire Trust Estate of the Indenture and that upon payment by Bank under the Letter of Credit, Bank shall be entitled to exercise all rights and remedies of any person with subrogation rights and all rights and remedies accorded a guarantor by law or in equity. Nothing in this Section 10.12 shall impair any right of Bank under the Indenture.

     SECTION 10.13. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith or any Related Document shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Bank or on its behalf, and shall continue until payment in full of all sums due or to become due from Borrower to Bank hereunder or under any Related Documents.

     SECTION 10.14. Washington State Notice. Bank hereby notifies Borrower as follows: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY/EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     SECTION 10.15. Ohio State Notice. Under (S)1335.02 of the Ohio Revised Code, a promise or commitment to lend money or to grant credit in an original principal amount of $40,000 or more, made by a financial institution, must be in writing or such a promise or commitment is not valid.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    "BORROWER"

                                    ASSISTED LIVING CONCEPTS, INC.,
                                    a Nevada corporation


                                    By ___________________________
                                             Stephen Gordon
                                          Vice President/Treasurer


                                    "BANK"

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By ____________________________
                                             Deborah S. Watson
                                               Vice President

                                   EXHIBIT A

                           FORM OF LETTER OF CREDIT
                           ------------------------

                                  EXHIBIT B-1


                      Legal Description - Campbell House
                      ----------------------------------
                                365 Kent Drive
                          Bellefontaine, Ohio  43311

     Real property located in the County of Logan, Ohio a more particularly described as follows:


                                     B-1-1

                                  EXHIBIT B-2

                      Legal Description - Kingsbury House
                      -----------------------------------
                           245 West Rosewood Avenue
                             Defiance, Ohio  43512

     Real property located in the County of Defiance, Ohio, more particularly described as follows:

                                     B-2-1

                                  EXHIBIT B-3

                       Legal Description - Taylor House
                       --------------------------------
                               1920 Breckenridge
                             Findlay, Ohio  45840

     Real property located in the County of Hancock, Ohio, more particularly described as follows:


                                     B-3-1

                                  EXHIBIT B-4

                       Legal Description - Oakley House
                       --------------------------------
                             1275 Northview Drive
                            Greenville, Ohio  45331

     Real property located in the County of Darke, Ohio, more particularly described as follows:

                                     B-4-1

                                  EXHIBIT B-5

                      Legal Description - Blanchard House
                      -----------------------------------
                               825 Richard Lane
                              Kenton, Ohio  43326

     Real property located in the County of Hardin, Ohio, more particularly described as follows:

                                     B-5-1

                                  EXHIBIT B-6

                       Legal Description - DeWolfe House
                       ---------------------------------
                              1140 Wilson Avenue
                              Marion, Ohio  43302

     Real property located in the County of Marion, Ohio, more particularly described as follows:

                                     B-6-1

                                  EXHIBIT B-7

                       Legal Description - Amanda House
                       --------------------------------
                              1070 Gloria Avenue
                               Lima, Ohio  45805

     Real property located in the County of Allen, Ohio, more particularly described as follows:

                                     B-7-1

                                   EXHIBIT C

                                PERMITTED LIENS
                                ---------------

                                     None.

                                  EXHIBIT D-1

                            MANDATORY DEBT SERVICE
                            ----------------------
                               PAYMENT SCHEDULE
                               ----------------

                                     D-1-1

                                  EXHIBIT D-2

                             NOTICE TO TRUSTEE RE
                             --------------------
                         OPTIONAL REDEMPTION OF BONDS
                         ----------------------------

                                 July 17, 1998

PNC Bank National Association
201 East Fifth Street
Cincinnati, Ohio
Attn: Corporate Trust Department

          Re: $12,690,000 Ohio Housing Finance Agency Variable Rate Demand Housing Revenue Bonds, (Assisted Living Concepts, Inc. Project) 1998 Series A-1 (the "Tax-Exempt Bonds") and $530,000 Ohio Housing Finance Agency Taxable Variable Rate Demand Housing Revenue Bonds, (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Bonds")

Ladies and Gentlemen:

          Pursuant to the provisions of Section 602 of that certain Indenture of Trust dated as of July 1, 1998 (the "Indenture") between PNC Bank National Association, as bond trustee ("Trustee") and Ohio Housing Finance Agency ("Issuer"), the undersigned does hereby notify you of its intent to optionally redeem Bonds in accordance with the schedule annexed hereto as Exhibit A. This letter shall constitute the notice required under the provisions of Section 602 of the Indenture of the undersigned's irrevocable direction to the Trustee to optionally redeem Bonds, which direction shall remain in full force and effect until such time as you receive further written instructions from the undersigned approved by U.S. Bank National Association of a change in the undersigned's direction to cause optional redemption of Bonds.

CONSENTED AND AGREED:                        Very truly yours,

U.S. BANK NATIONAL ASSOCIATION               ASSISTED LIVING CONCEPTS, INC.,
                                             a Nevada corporation

By _____________________________
           Deborah S. Watson                 By______________________________
           Vice President                           Stephen Gordon
                                                    Vice President/Treasurer
                                     D-2-1

                                   EXHIBIT E

                              PENDING LITIGATION
                              ------------------

                                     None.

                                   EXHIBIT F

                                PROJECT BUDGET
                                 --------------

                                                          Maximum Tax-Exempt
City/Town                             County             Bond Proceeds Allocable
- -------------------------------------------------------  -----------------------
Bellefontaine, Ohio                   Logan County          $ 2,236,244
Kingsbury House, Defiance, Ohio       Defiance County       $ 2,265,520
Taylor House, Findlay, Ohio           Hancock County        $ 1,984,283
Oakley House, Greenville, Ohio        Darke County          $ 2,105,929
Blanchard House, Kenton, Ohio         Hardin County         $ 1,949,686
DeWolfe House, Marion, Ohio           Marion County         $ 2,148,338
                                                         -----------------------
                                                            $12,690,000

                                      F-1